As filed with the Securities and Exchange Commission on December 22, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GALIANO GOLD INC.
(Exact name of Registrant as specified in its charter)

British Columbia	1040	Not Applicable
(Province or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

1640 - 1066 West Hastings Street
Vancouver, British Columbia, Canada V6E 3X1
Telephone: (604) 683-8193
(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware
United States 19711
Tel: (302) 738-6680
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy to:

Matt Badylak, President and Chief
Executive Officer
Matt Freeman, Executive Vice President
and Chief Financial Officer
Galiano Gold Inc.
Suite 1640, 1066 West Hastings Street
Vancouver, British Columbia
Canada V6E 3X1
Telephone: (604) 683-8193	Adam M. Givertz Christian G. Kurtz Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West, Suite 3100 Toronto, Ontario Canada M5K 1J3 Telephone: (416) 504-0520	Michelle Audet Blake, Cassels & Graydon LLP 595 Burrard Street P.O. Box 49314, Suite 2600, Three Bentall Centre Vancouver, British Columbia Canada V7X 1L3 Telephone: (604) 631-3300

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	[X]	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	[ ]	at some future date (check appropriate box below)

1.	[ ]	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	[ ]	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	[ ]	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	[ ]	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [X]

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement relates to Registration Statement 333-239109.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue	December 21, 2022

GALIANO GOLD INC.

US$300,000,000

Common Shares
Warrants
Subscription Receipts
Units
Debt Securities

Share Purchase Contracts

This short form base shelf prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of Galiano Gold Inc. (the "Company", "Galiano", "we" or "our") listed above in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to US$300,000,000 (or the equivalent thereof in Canadian dollars or one or more foreign currencies or composite currencies). The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

In addition, the securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the securities separately, a combination of securities or any combination of, among other things, securities, cash and the assumption of liabilities.

The common shares of the Company (the "Common Shares") are listed for trading on the Toronto Stock Exchange (the "TSX") and the NYSE American ("NYSE American") under the trading symbol "GAU". On December 20, 2022, being the last complete trading day prior to the date hereof, the closing price of the Common Shares on the TSX and NYSE American was C$0.71 and US$0.524, respectively. Unless otherwise specified in an applicable prospectus supplement, debt securities, subscription receipts, units, warrants and share purchase contracts will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which our securities, other than our Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this short form prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of our securities and the extent of issuer regulation. See "Risk Factors".

We are permitted under a multijurisdictional disclosure system (the "MJDS") adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS"), and such financial statements are subject to Canadian auditing and auditor independence standards. As a result, such financial statements may not be comparable to the financial statements of United States companies.

i

Acquiring our securities may subject you to tax consequences both in the United States and Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement with respect to any particular offering and consult your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in British Columbia, Canada, the majority of our officers and directors and certain of the experts named in this prospectus are Canadian residents, and the underwriters, dealers or agents named in any prospectus supplement may be, residents of a country other than the United States and all of our assets are located outside of the United States.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

This prospectus constitutes a public offering of the securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the securities in such jurisdiction. All applicable information permitted under securities legislation to be omitted from this prospectus that has been so omitted will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any securities issued pursuant to this prospectus.

Our securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us. In connection with any underwritten offering of securities, excluding an "at-the-market distribution" as defined in National Instrument 44-102 - Shelf Distributions (an "ATM Distribution"), the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an ATM Distribution undertaken pursuant to any prospectus supplement, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot or effect transactions which stabilize or maintain the market price of the securities offered.

This prospectus may qualify an ATM Distribution. The Company's securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be ATM Distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the securities. See "Plan of Distribution".

A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of our securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the net proceeds we expect to receive from the sale of such securities, if any, the amounts and prices at which such securities are sold and the compensation of such underwriters, dealers or agents.

Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading "Cautionary Note Regarding Forward-Looking Statements" and consider such risks and information in connection with an investment in the securities. See "Risk Factors".

The specific terms of the securities with respect to a particular offering will be set out in one or more prospectus supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of warrants, the offering price, the designation, number and terms of the Common Shares or debt securities issuable upon exercise of the warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the warrants are issued and any other specific terms; (iii) in the case of subscription receipts, the number of subscription receipts being offered, the offering price, the procedures for the exchange of the subscription receipts for Common Shares, debt securities or warrants, as the case may be, and any other specific terms; (iv) in the case of debt securities, the specific designation, the aggregate principal amount, the currency or the currency unit for the debt securities being offered, the maturity, the interest provisions, the authorized denominations, the offering price, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt securities are secured, affiliate-guaranteed, senior or subordinated and any other terms specific to the debt securities being offered; (v) in the case of units, the designation, number and terms of the Common Shares, warrants, subscription receipts, share purchase contracts or debt securities comprising the units; and (vi) in the case of share purchase contracts, whether the share purchase contracts obligate the holder to purchase or sell or both purchase and sell Common Shares, whether the share purchase contracts are to be prepaid or not or paid in instalments, any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied, whether the share purchase contracts are to be settled by delivery, any provisions relating to the settlement of the share purchase contracts, the date or dates on which the sale or purchase must be made, whether the share purchase contracts will be issued in fully registered or global form and the material income tax consequences of owning, holding and disposing of the share purchase contracts. Where required by statute, regulation or policy, and where securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities.

Michael Price and Judith Mosely, each a director of the Company, and Greg Collins, Alan Eslake, Mario E. Rossi, Malcom Titley and Benoni Owusu Ansah, each named as an expert herein, reside outside of Canada and have appointed Blakes Vancouver Services Inc., c/o Blake, Cassels & Graydon LLP located at Suite 2600, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3, Canada for service of process in Canada. See "Agent for Service of Process".

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. We will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement or the date of any documents incorporated by reference herein.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus will form a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of such document and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus and any applicable prospectus supplement, and the documents incorporated by reference in this prospectus and any applicable prospectus supplement, were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to "US$" or "$" are to U.S. dollars and references to "C$" are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of certain US dollar amounts into Canadian dollars solely for your convenience. See "Currency Presentation and Exchange Rate Information".

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to "we", "us", "our" or similar terms, as well as references to "Galiano" or the "Company", refer to Galiano Gold Inc. together, where context requires, with our subsidiaries.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus, including the documents incorporated by reference and any prospectus supplement, in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws.  Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

As a British Columbia corporation and a "reporting issuer" under Canadian securities laws, we are required to provide disclosure regarding our mineral properties in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101"). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  In accordance with NI 43-101, we use the terms mineral reserves and resources as they are defined in accordance with the CIM Definition Standards on mineral reserves and resources (the "CIM Definition Standards") adopted by the Canadian Institute of Mining, Metallurgy and Petroleum.  In particular, the terms "mineral reserve", "proven mineral reserve", "probable mineral reserve", "mineral resource", "measured mineral resource", "indicated mineral resource" and "inferred mineral resource" used in this prospectus and the documents incorporated by reference herein are Canadian mining terms defined in accordance with CIM Definition Standards. These definitions differ from the definitions in the disclosure requirements promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, information contained in this prospectus and the documents incorporated by reference herein may not be comparable to similar information made public by U.S. companies reporting pursuant to SEC disclosure requirements.

United States investors are also cautioned that while the SEC will now recognize "measured mineral resources", "indicated mineral resources" and "inferred mineral resources", investors should not assume that any part or all of the mineralization in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves.  Accordingly, investors are cautioned not to assume that any "measured mineral resources", "indicated mineral resources", or "inferred mineral resources" that we report are or will be economically or legally mineable.  Further, "inferred resources" have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist.  In accordance with Canadian rules, estimates of "inferred mineral resources" cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions readers regarding forward-looking statements found in this prospectus (including the documents incorporated by reference herein) and in any other statement made by, or on the behalf of the Company. Generally, forward-looking information can be identified by the use of forward-looking terminology such as "plans", "expects", "estimates", "anticipates", or variations of such words and phrases or statements that certain actions, events or results "may", "could", or "might" occur. Forward-looking statements are made based on management's beliefs, estimates and opinions and are given only as of the date of this prospectus. Such statements may constitute "forward-looking information" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation.

Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements reflect the Company's current views with respect to expectations, beliefs, assumptions, estimates and forecasts about the business of the JV (as defined below) and the Company and the industry and markets in which the JV and the Company operate. Forward-looking statements include, but are not limited to, statements with respect to:

• the future price of gold;

• the operating plans for the Asanko Gold Mine (the "AGM") under the Joint Venture (the "JV") between the Company and Gold Fields Limited ("Gold Fields");

• the estimation of mineral resources;

• the reinstatement of mineral reserve estimates;

• the timing and amount of estimated future production from the AGM, including production rates and gold recovery;

• operating costs with respect to the operation of the AGM;

• capital expenditures that are required to sustain and expand mining activities;

• the timing, costs and project economics associated with the JV's development plans for the AGM;

• cost savings due to the initiative to review and improve the AGM's supply chain and procurement processes over the life of mine;

• the availability of capital to fund the JV's expansion plans and to fund the Company's contributions to the JV's development plans;

• the Company's intention to prepare a revised optimized mine plan and a further updated technical report supporting the new life of mine plan;

• expected timing regarding the update of life of mine plan to feasibility level;

• any additional work programs to be undertaken by the Company;

• activities to be completed while mining activities are temporarily deferred;

• longer‐term costs savings and a more streamlined and efficient operation going forward resulting from a workforce restructuring;

• payment of the severance provision associated with the workforce restructuring;

• interpretation of the metallurgical testing results received to date and alignment with the metallurgical recovery model;

• the optimization of the AGM's plant performance;

• performance of stockpiled ore above management's forecast;

• the next stage of the Company's drilling efforts;

• the timing of the development of new deposits;

• success of exploration activities;

• permitting timelines;

• hedging practices;

• currency exchange rate fluctuations;

• requirements for additional capital;

• operating cash flows;

• government regulation of mining operations;

• environmental risks and remediation measures;

• expected timing for implementation of the Global Industry Standard on Tailings Management;

• advancement and implementation of the Company's climate change adaptation plan and related energy efficient initiatives;

• alignment with International Council on Mining and Metals' Mining Principles;

• unanticipated reclamation expenses;

• changes in accounting policies;

• higher mined grades than plant feed grades;

• title disputes or claims; and

• limitations on insurance coverage.

Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. The JV and Company's actual future results or performance are subject to certain risks and uncertainties including but not limited to:

• mineral resource estimates may change and may prove to be inaccurate;

• mineral reserves may not be reinstated;

• metallurgical recoveries may not be economically viable;

• life of mine ("LOM") estimates are based on a number of factors and assumptions and may prove to be incorrect;

• actual production, costs, returns and other economic and financial performance may vary from the Company's estimates in response to a variety of factors, many of which are not within the Company's control;

• AGM has a limited operating history and is subject to risks associated with establishing new mining operations;

• sustained increases in costs, or decreases in the availability, of commodities consumed or otherwise used by the Company may adversely affect the Company;

• adverse geotechnical and geological conditions (including geotechnical failures) may result in operating delays and lower throughput or recovery, closures or damage to mine infrastructure;

• the ability of the Company to treat the number of tonnes planned, recover valuable materials, remove deleterious materials and process ore, concentrate and tailings as planned is dependent on a number of factors and assumptions which may not be present or occur as expected;

• the JV's mineral properties may experience a loss of ore due to illegal mining activities;

• the Company's operations may encounter delays in or losses of production due to equipment delays or the availability of equipment;

• the outbreak of COVID-19 ("COVID-19") has had a negative impact on global financial conditions, demand for commodities and supply chains and could adversely affect the Company's business, financial condition and results of operations and the market price of the Common Shares;

• the Company's operations are subject to continuously evolving legislation, compliance with which may be difficult, uneconomic or require significant expenditures;

• the Company may be unsuccessful in attracting and retaining key personnel;

• labour disruptions could adversely affect the Company's operations;

• recoveries may be lower in the future and have a negative impact on the Company's financial results;

• the Company's business is subject to risks associated with operating in a foreign country;

• risks related to the Company's use of contractors;

• the hazards and risks normally encountered in the exploration, development and production of gold;

• the Company's operations are subject to environmental hazards and compliance with applicable environmental laws and regulations;

• the effects of climate change or extreme weather events may cause prolonged disruption to the delivery of essential commodities which could negatively affect production efficiency;

• the Company's operations and workforce are exposed to health and safety risks;

• unexpected costs and delays related to, or the failure of the Company to obtain, necessary permits could impede the Company's operations;

• the Company's title to exploration, development and mining interests can be uncertain and may be contested;

• geotechnical risks associated with the design and operation of a mine and related civil structures;

• the Company's properties may be subject to claims by various community stakeholders;

• risks related to limited access to infrastructure and water;

• the Company's exploration programs may not successfully reinstate mineral reserves;

• risks associated with establishing new mining operations;

• the Company's revenues are dependent on the market prices for gold, which have experienced significant recent fluctuations;

• the Company may not be able to secure additional financing when needed or on acceptable terms;

• Company shareholders may be subject to future dilution;

• risks related to the control of AGM cashflows and operation through a joint venture;

• risks related to changes in interest rates and foreign currency exchange rates;

• risks relating to credit rating downgrades;

• changes to taxation laws applicable to the Company may affect the Company's profitability;

• ability to repatriate funds;

• risks related to the Company's internal controls over financial reporting and compliance with applicable accounting regulations and securities laws;

• the carrying value of the Company's assets may change and these assets may be subject to impairment charges;

• risks associated with changes in reporting standards;

• the Company's primary asset is held through a joint venture, which exposes the Company to risks inherent to joint ventures, including disagreements with joint venture partners and similar risks;

• the Company may be liable for uninsured or partially insured losses;

• the Company may be subject to litigation;

• damage to the Company's reputation could result in decreased investor confidence and increased challenges in developing and maintaining community relations which may have adverse effects on the business, results of operations and financial conditions of the JV and the Company and the Company's share price;

• the Company may be unsuccessful in identifying targets for acquisition or completing suitable corporate transactions, and any such transactions may not be beneficial to the Company or its shareholders;

• the Company must compete with other mining companies and individuals for mining interests;

• risks related to information systems security threats;

• it may not be possible to enforce actions against certain directors and officers of the Company or the experts named in this prospectus under U.S. federal securities laws;

• the Company's growth, future profitability and ability to obtain financing may be impacted by global financial conditions;

• the Common Shares may experience price and trading volume volatility;

• the Company has never paid dividends and does not expect to do so in the foreseeable future;

• there may be adverse Canadian tax consequences for a foreign controlled Canadian company that acquires the securities of the Company;

• the Company has discretion in the use of the net proceeds from an offering;

• there is an absence of a public market for certain of the securities;

• the debt securities will be structurally subordinated to any indebtedness of the Company's subsidiaries and the Company's ability to service indebtedness is dependent on the results of operations of, and payments received from, its subsidiaries;

• changes in interest rates or fluctuations in currency markets may cause the market price or value of the debt securities to decline;

• United States investors may not be able to obtain enforcement of civil liabilities against the Company;

• the debt securities may be unsecured and will rank equally in right of payment with all of our other existing and future unsecured debt;

• shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all;

• the exercise of stock options or the settlement of the share units and the subsequent resale of such Common Shares in the public market could adversely affect the prevailing market price and the Company's ability to raise equity capital in the future at a time and price which it deems appropriate; and

• the risk factors described under the heading "Risk Factors" in, or incorporated by reference in, this prospectus.

Forward-looking statements are necessarily based upon estimates and assumptions, which are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which, regarding future business decisions, are subject to change. Assumptions underlying the Company's expectations regarding forward-looking statements or information contained in this prospectus include, among others:

• the ability of the AGM to continue to operate, produce and ship doré from the AGM site to be refined during COVID-19 or any other infectious disease outbreak;

• the Company and Gold Fields will agree on the manner in which the JV will operate the AGM, including agreement on development plans and capital expenditures;

• the price of gold will not decline significantly or for a protracted period of time;

• the Company's ability to raise sufficient funds from future debt or equity financings to support its operations, and general business and economic conditions;

• the global financial markets and general economic conditions will be stable and prosperous in the future;

• the AGM will not experience any significant uninsured production disruptions that would materially affect revenues;

• the ability of the JV and the Company to comply with applicable governmental regulations and standards;

• the mining laws, tax laws and other laws in Ghana applicable to the AGM and the JV will not change materially, and there will be no imposition of additional exchange controls in Ghana;

• the success of the JV and the Company in implementing its development strategies and achieving its business objectives;

• the JV will have sufficient working capital necessary to sustain its operations on an ongoing basis and the Company will continue to have sufficient working capital to fund its operations and contributions to the JV; and

• the key personnel of the Company and the JV will continue their employment.

The foregoing list of assumptions cannot be considered exhaustive.

We have also assumed that no significant events will occur outside of our normal course of business. Although we believe that the assumptions inherent in the forward-looking statements are reasonable as of the date of this prospectus, forward-looking statements are not guarantees of future performance and, accordingly, undue reliance should not be put on such statements due to the inherent uncertainty therein. For the reasons set forth above, prospective investors should not place undue reliance on forward-looking statements. The Company undertakes no obligation to update forward-looking information if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada and with the SEC in the United States.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Galiano Gold Inc., at Suite 1640, 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1 (Telephone 604-683-8193) Attn: Matthew Freeman or by accessing the disclosure documents through the Internet on the Canadian System for Electronic Document Analysis and Retrieval ("SEDAR"), at www.sedar.com. Documents filed with, or furnished to, the SEC are available through the SEC's Electronic Data Gathering and Retrieval System ("EDGAR"), at www.sec.gov. The Company's filings through SEDAR and EDGAR are not incorporated by reference in the prospectus except as specifically set out herein.

The following documents, filed with the securities commissions or similar regulatory authorities in certain provinces and territories of Canada and filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this short form base shelf prospectus:

• our annual information form for the year ended December 31, 2021, dated as at March 29, 2022 and filed on March 29, 2022 (our "2021 AIF");

• our consolidated financial statements for the years ended December 31, 2021 and 2020 comprised of the consolidated balance sheets as at December 31, 2021 and 2020 and the consolidated statements of operations and comprehensive income (loss), cash flows and changes in equity for the years then ended, and the notes thereto and the report of the independent registered public accounting firm thereon, filed on March 29, 2022;

• our management's discussion and analysis for the years ended December 31, 2021 and 2020, filed on March 29, 2022;

• our condensed consolidated interim financial statements for the three and nine months ended September 30, 2022 and 2021 and the notes thereto, filed on November 9, 2022;

• our management's discussion and analysis for the three and nine months ended September 30, 2022 and 2021, filed on November 9, 2022;

• the management information circular dated April 27, 2022 with respect to the annual general meeting of our shareholders held on June 2, 2022, filed on May 3, 2022;

• the material change report filed on February 25, 2022, announcing that recent gold recovery had been lower than expected at the AGM;

• the material change report filed on April 1, 2022, announcing that Fausto Di Trapani was stepping down as Chief Financial Officer of the Company and being replaced by Matthew Freeman, in line with the Company's succession plan; and

• the material change report filed on April 8, 2022, announcing fourth quarter and full year 2021 operating and financial results for the Company and the AGM, along with an updated mineral resource estimate.

Any documents of the type described in Section 11.1 of Form 44-101F1 Short Form Prospectuses filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this short form base shelf prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus.

In addition, to the extent that any document or information incorporated by reference into this prospectus is filed with, or furnished to, the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus will form a part (in the case of a report on Form 6-K, if and to the extent expressly provided therein).

A prospectus supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of our securities to which that prospectus supplement pertains.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any template version of any "marketing materials" (as such term is defined in NI 44-101 Short Form Prospectus Distributions) filed after the date of a prospectus supplement and before the termination of the distribution of the securities offered pursuant to such prospectus supplement (together with this prospectus) is deemed to be incorporated by reference in such prospectus supplement.

Upon our filing of a new annual information form and the related annual financial statements and management's discussion and analysis with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and management's discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of our securities under this prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis and material change report being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.

References to our website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents will be filed with the SEC as part of the registration statement on Form F-10 of which this prospectus will form a part: (i) the documents listed under the heading "Documents Incorporated by Reference"; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of KPMG LLP; (iv) the consent of each expert listed in the exhibit index of the registration statement; and (v) the form of debt indenture. A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

ADDITIONAL INFORMATION

A registration statement on Form F-10 will be filed by the Company with the SEC in respect of the offering of securities. The registration statement, of which this short form prospectus will form a part, contains additional information not included in this short form prospectus, certain items of which will be contained in the exhibits to such registration statement, pursuant to the rules and regulations of the SEC. Our SEC filings are available through EDGAR at www.sec.gov.

Our Common Shares are registered under Section 12(b) of the Exchange Act by virtue of being listed on the NYSE American, and as a result we are required to publicly file reports and other information with the SEC under the Exchange Act. Under the MJDS, the Company is permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements. In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements in connection with meetings of its shareholders, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery rules contained in Section 16 of the Exchange Act.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Except as otherwise noted in our 2021 AIF and our financial statements and related management's discussion and analysis of financial condition and results of operations that are incorporated by reference into this prospectus, the financial information contained in such documents is expressed in US dollars. Exchange rates between US dollars and the Canadian dollar are included below.

The high, low, average and closing rates for the US dollar in terms of Canadian dollars for each of the financial periods indicated below, as quoted by the Bank of Canada, were as follows:

	Nine months ended September 30, 2022	Nine months ended September 30, 2021	Year ended December 31, 2021	Year ended December 31, 2020
	(expressed in Canadian dollars)
High	1.3726	1.2856	1.2942	1.4496
Low	1.2451	1.2040	1.2040	1.2718
Average	1.2828	1.2513	1.2535	1.3415
Closing	1.3707	1.2741	1.2678	1.2732

On December 20, 2022, the daily exchange rate for the US dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = C$1.3621.

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this prospectus. This description does not contain all of the information about us and our properties and business that you should consider before investing in any securities. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled "Risk Factors", as well as the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

Name, Address and Incorporation

The Company was incorporated on September 23, 1999 under the Business Corporations Act (British Columbia) (the "BCBCA"). The Company completed the acquisition of PMI Gold Corporation ("PMI") on February 6, 2014 by way of a court approved plan of arrangement transaction. The Company changed its corporate name to Galiano Gold Inc. effective April 30, 2020.

The Company's registered and records office is located at Suite 2600, Three Bentall Centre, 595 Burrard Street, P.O. Box 49314, Vancouver, British Columbia, V7X 1L3. The Company's Canadian head office is located at Suite 1640 - 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1.

Summary Description of the Business

The Company's vision is focused on building a sustainable business capable of long‐term value creation for its stakeholders through a combination of exploration, accretive acquisitions and the disciplined deployment of its financial resources.

The Company's principal asset is its interest in the JV, which owns the AGM located in Ghana, West Africa. The Company holds its 45% interest in the AGM through a 50:50 joint venture arrangement stemming from the completion of the JV formation transaction on July 31, 2018 (the "JV Transaction"). The Company is the operator and manager of the JV. The AGM is a multi‐deposit complex, with two main deposits, Nkran and Esaase, and a number of satellite deposits. The mine has been developed in phases. The first phase comprised the construction of a 3 million tonne per annum ("Mtpa") carbon-in-leach ore processing facility and bringing the first pit, Nkran, into production ("Phase 1"). Phase 1 was financed in part by a Definitive Senior Facilities Agreement with Red Kite in the amount of $150.0 million plus $13.9 million in unpaid interest. The second phase comprised bringing the Esaase pit into production and increasing the capacity of the processing plant to 5.4Mtpa. Gold production commenced in January 2016, commencement of commercial production was declared on April 1, 2016, and the operation reached steady‐state production levels by the end of the second quarter of 2016, which continued through 2021 and into 2022.

Recent Updates

On February 25, 2022, the Company announced that recent gold recovery had been lower than expected at the AGM resulting from an increase in gold grades in tailings product leaving the processing facility and gold recovery had been negatively impacted. The Company initiated a work program designed to ascertain the cause of the elevated grade in the tailings product.

On March 29, 2022, the Company announced that it would temporarily defer mining operations and transition to processing existing stockpiles, while technical work to support a mineral reserve at the AGM is ongoing. Mining continued at Akwasiso Cut 3 and Esaase Cut 3 until their depletion in July 2022 and May 2022, respectively, following which, the process plant is expected to continue to operate at full capacity (5.8Mtpa) processing a portion of the then existing 9.5Mt of stockpiles.

On July 8, 2022, the Company provided an update on metallurgical test work and plant recoveries at the AGM. Core samples from sixteen diamond drill holes were tested at an internal laboratory with encouraging results received; results indicated alignment with the historical metallurgical test work previously carried out at the Esaase deposit.

On September 8, 2022, the Company provided details of high-grade mineralization encountered at Nkran below the existing known resource shell. Furthermore, on August 25, 2022, the Company provided an update on Nkran infill drilling which indicated several high-grade intervals within and below the resource shell as described in the 2022 Technical Report (defined below). The results of these drill programs are being incorporated into an updated Mineral Resource Estimate.

On September 29, 2022, the Company provided an update on the independent metallurgical test work conducted on the Esaase deposit. The program consisted of lab scale carbon-in-leach bottle roll tests conducted on a total of 8 bulk composites derived from mineralized drill core increments from the 2022 metallurgical drilling campaign at Esaase. The composites were selected to represent variations in lithological domains, oxidation states, visually logged carbon and gold grade. Overall weighted average gold recoveries of 87% were achieved for the Esaase deposit. These results support past test work and are in-line with metallurgical recoveries previously assigned to the Esaase deposit.

The Company announced that following an improvement in grade and recoveries, for the nine months ended September 30, 2022 production at the AGM was 136,252 gold ounces, and revised further its 2022 annual guidance up to 160,000 to 170,000 gold ounces (originally 100,000 to 120,000 gold ounces and revised in Q2 2022 to 140,000 to 160,000 gold ounces). The AGM generated $239.3 million in revenue and operating cash flows of $64.3 million in the same period. As at September 30, 2022, the AGM had cash and cash equivalents of $85.8 million.

Intercorporate Relationships

The Company has the following interests in affiliates and subsidiaries:

Affiliate name	Jurisdiction	Interest
Asanko Gold Ghana Limited	Ghana	45%
Adansi Gold Company (GH) Limited	Ghana	50%
Asanko Gold Exploration Ghana Limited	Ghana	100%
Shika Group Finance Limited	Isle of Man	50%
Galiano Gold South Africa (PTY) Ltd.	South Africa	100%
Galiano International (Isle of Man) Ltd.	Isle of Man	100%
Galiano Gold (Isle of Man) Ltd.	Isle of Man	100%
BUK West Africa Limited	United Kingdom	100%
Galiano Gold Exploration Mali SARL	Mali	100%

The Company's inter-corporate relationships with its subsidiaries and affiliates are illustrated in the chart below:

MINERAL PROPERTIES

The Asanko Gold Mine

The AGM is located in the Amansie West District of the Ashanti Region of Ghana, West Africa. The AGM was created in 2014 through the combination of Galiano's (then Asanko Gold Inc.'s) Esaase Gold Project with PMI's Obotan Gold Project following our acquisition of PMI in 2014. The AGM is a multi-deposit complex, with two main deposits, Nkran and Esaase, and a number of satellite deposits. The Company holds its 45% interest in the AGM through the JV (a 50:50 joint venture arrangement with a subsidiary of Gold Fields) following the completion of the JV formation transaction on July 31, 2018. The Company is the operator and manager of the JV.

The AGM was originally intended to be developed in two phases, with the first phase being largely based on the Obotan Project originally owned by PMI. It was envisioned by the Company that the Esaase pit would be assessed for development in a second phase. The construction of the first phase was completed in early 2016. Gold production commenced in January 2016, commercial production was declared on April 1, 2016 and the operation reached steady-state production levels by the end of the second quarter of 2016. The second phase entailed increasing the processing capacity of the Obotan processing plant to 5Mtpa, which was completed in 2018, and the initial development of the Esaase deposit. Ore from Esaase is trucked via a haul road from Esaase to Obotan.

A National Instrument 43-101 Technical Report with respect to the AGM, titled "NI 43-101 Technical Report for the Asanko Gold Mine, Ghana" with an effective date of February 28, 2022 was filed on SEDAR on March 29, 2022 (the "2022 Technical Report").

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk due to the nature of our business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially and adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business, property or financial results, each of which could cause purchasers of our securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects. You should also refer to the other information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement, including our 2021 AIF, annual and interim financial statements, and the related notes, as well as our annual and interim management's discussion and analysis. A prospective investor should carefully consider the risk factors set out below along with the other matters set out or incorporated by reference in this prospectus.

A summary of the principal risks that the JV and the Company faces are as follows:

  the AGM does not currently have any estimated mineral reserves nor a LOM plan, and it is not a certainty that estimated mineral reserves or a LOM plan will be declared in the future, or that such estimated mineral reserves will be able to be economically exploited by the JV;

  the Company may not be able to restart mining activities at the AGM on the timeline currently anticipated, or at all;

  the value of the JV's mineral resources and the outlook for profitable mining from its operations is dependent on continued strong gold prices, and achieving planned production rates and LOM costs per ounce to mine and produce gold. Gold prices are historically volatile and gold can be subject to long periods of depressed prices;

  the estimation of mineral resources is a subjective process, the accuracy of which is a function of the quantity and quality of available data and the assumptions made and judgments used in the engineering and geological interpretation of that data and such assumptions and judgment, which may prove unreliable or mistaken. The JV's estimates of mineral resources may be subject to revision based on various factors, some of which are beyond its control;

  mining risks which affect all companies in the industry to different degrees include the impact and cost of compliance with environmental regulations and the actions of mining opposition groups, adverse changes in mining and reclamation laws and compliance with increasingly complex health and safety rules; and

  other general and specific risks detailed from time-to-time in the Company's quarterly filings, AIFs, annual reports and annual filings with Canadian securities regulators and the SEC and those which are discussed below.

Certain of the risk factors below are drafted solely in reference to the JV. In the event, however, that Galiano, in the future, obtains an interest in another mineral property in addition to the AGM, some of risks set out below may be considered applicable to Galiano as well, to the extent relevant in the circumstances.

Operational Risks

Mineral resources

Mineral resources are based on estimates of mineral content and quantity derived from limited information acquired through drilling and other sampling methods and require judgmental interpretations of geology, structure, grade distributions and trends, and other factors. These estimates may change as more information is obtained. No assurance can be given that the estimates are accurate or that the indicated level of metal will be produced. Actual mineralization or formations may be different from those predicted. Further, it may take many years from the initial phase of drilling before production is possible, and during that time the economic feasibility of exploiting a discovery may change.

In addition, the mineral resource estimates for the AGM are updated from time to time as the geological and technical information on the mineralization increases. These mineral resource updates may result in reclassification of resources from one category of resources to another and these reclassifications may have a follow‐on impact on reserves (if  mineral reserves are reinstated). To the extent that these reclassifications of resources are from a higher category to a lower category, there may be a resulting negative impact on related mineral reserves (if mineral reserves are reinstated). Any reduction of reserves resulting from reclassification of resources may ultimately impact on project economics, including net present values and internal rates of return, and may result in the Company recognizing an impairment of the value of the AGM. For future projects, these reductions may impact adversely on production decisions. Mineral resources that are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of the JV's mineral resources constitute or will be converted into reserves. Market price fluctuations of gold as well as increased production and capital costs, reduced recovery rates or technical, economic, regulatory or other factors may render the JV's proven and probable reserves unprofitable to develop at a particular site or sites for periods of time or may render mineral reserves containing relatively lower grade mineralization uneconomic. Successful extraction requires safe and efficient mining and processing. Any of these factors may require the JV to reduce its mineral resources, which could have a negative impact on the financial results of the JV and the Company.

Failure to obtain or maintain necessary permits or government approvals, revocation of those permits and approvals, regulatory changes affecting necessary permits or government approvals, or environmental concerns could also cause the JV to reduce its reserves. There is also no assurance that the JV will achieve indicated levels of gold recovery or obtain the prices for gold production assumed in determining the amount of such reserves. Anticipated levels of production may be affected by numerous factors, including mining conditions, labour availability and relations, weather and supply shortages.

Mineral reserves

On March 29, 2022, the AGM reported an updated mineral resource estimate and did not declare mineral reserves on the AGM property as a result of the then current metallurgical uncertainty of the material mined from Esaase. As a result, the AGM does not currently contain any proven or probable mineral reserves. There is no assurance that the Company will declare a mineral reserve at the AGM in the future, and it is possible that, as a result of the Company's ongoing work and other conditions (including broader economic conditions, such as gold price, over which the Company has no control), that the Company may not be able to declare a mineral reserve at the AGM without undertaking significant capital expenditures at the AGM and/or temporarily suspending its operations at the AGM. Even if the presence of mineral reserve at the AGM are established, the economic viability of the AGM may not justify further exploitation.

Metallurgical recoveries

On February 25, 2022, the Company reported detecting an increase in gold grades in tailings product leaving the processing facility at the AGM. The assays indicated total gold grades of approximately 0.40g/t in tailings product, which is higher than the historic and expected total gold grade in tailings of approximately 0.10g/t. Consequently, gold recovery has been negatively impacted. The AGM's NI 43-101 Technical Report effective December 31, 2019 (and amended and restated on June 9, 2020) described areas of the Esaase pit that were expected to yield lower recovery, and it is possible that material mined from these areas may be causing the lower recovery. However, given the volume and consistency of the material yielding lower recovery, the Company is working to better understand the cause(s), magnitude and impact of the observed lower recovery.

There is no assurance that the Company will ascertain the cause of lower recoveries at the AGM or be able to return recoveries at the AGM to an economic level without undertaking significant capital expenditures at the AGM and/or temporarily suspending its operations at the AGM.

On September 29, 2022, the Company provided an update on the independent metallurgical test work conducted on the Esaase deposit. The program consisted of lab scale carbon-in-leach bottle roll tests conducted on a total of 8 bulk composites derived from mineralized drill core increments from the 2022 metallurgical drilling campaign at Esaase. The composites were selected to represent variations in lithological domains, oxidation states, visually logged carbon and gold grade. Overall weighted average gold recoveries of 87% were achieved for the Esaase deposit. These results support past test work and are in-line with metallurgical recoveries previously assigned to the Esaase deposit.

Operating plan for 2022

On March 29, 2022, the Company announced that it would be temporarily deferring mining operations and transitioning to processing existing stockpiles, while technical work to support a mineral reserve at the AGM is ongoing. Mining continued at Akwasiso Cut 3 and Esaase Cut 3 until their depletion, following which the process plant is expected to continue to operate at full capacity (5.8Mtpa) processing a portion of the then existing 9.5Mt of stockpiles.

The Company will incur costs associated with temporarily deferring its mining operations during 2022, and may be unsuccessful in processing remaining stockpiles economically, or at all, which may have a material adverse impact on the AGM's production and revenues and the Company's financial condition. Additionally, the Company's ability to restart mining operations at the AGM efficiently or economically, or at all, and the timing therefor, is uncertain and cannot be predicted with confidence. The Company may experience delays and disruptions in ceasing or restarting mining operations at the AGM, which may in turn delay the AGM's return to steady‐state operations. In the event that the Company is unable to resume mining operations prior to it processing the stockpiles at the AGM, the Company may be required to shutdown or significantly curtail its operations at the AGM, which may have a material adverse impact on the AGM's production and revenues, and the Company's financial condition. There is no assurance that the Company will be able to restart its mining operations at the AGM.

In connection with the Company's operating plan for 2022, the Company may undertake measures to preserve cash resources, including suspension of discretionary spending and other legal means to reduce and minimize contractual spending. Any extended suspension of operations or disruption in production at the AGM resulting from the Company's proposed operating plan for 2022 could jeopardize the Company's financial position and impact its ability to meet its ongoing obligations.

Life of mine plans

Galiano does not currently have a LOM estimate for the AGM as the AGM was not in a position to declare mineral reserves as a result of metallurgical uncertainty of the material mined from Esaase. An update to mineral reserves is expected following the drilling program and metallurgical test work completed at the AGM in the third quarter of 2022, to enable the production of a new LOM estimate expected to be completed in Q1 2023. There is no assurance that the Company will be able to declare a mineral reserve at the AGM in the future, and as such, the Company may not, in the future, produce a new LOM estimate for the AGM.

As the AGM did not declare a mineral reserve, management considered this an impairment indicator, and the AGM recognized an impairment charge of $153.2 million as at December 31, 2021, of which the Company recognized its interest of $68.9 million (or 45% of $153.2 million) as part of the Company's share of the net loss related to the JV.

The Company's management considered that the above noted impairment considerations identified at the JV level were also applicable to the carrying value of the Company's equity investment in the AGM JV. As a result, the Company recognized a reduction in the fair value of its preference shares of $7.5 million and an impairment charge against the carrying value of the Company's equity investment in the JV of $7.6 million during the fourth quarter of 2021.

LOM estimates are based on a number of factors and assumptions and may prove to be incorrect. In addition, LOM plans, by design, may have declining grade profiles and increasing rock hardness and mine life could be shortened if the JV increases production, experiences increased production costs or reduced recoveries or if the price of gold declines significantly. In the event the Company produces a LOM plan for the AGM, it will be updated from time‐to‐time to reflect current geological, technical and economic information and the JV's plans for the operation of the AGM may change materially from planned operations as set out in any such LOM plan.

The publishing of a LOM plan, or any change thereto, could negatively impact the operations and financial condition of the JV and the AGM, or the share price of the Company, including pursuant to the recognition by the Company of further impairment charges with respect to the JV and the Company's interest therein.

Production costs

The Company's public disclosures, including the documents incorporated by reference herein, contain estimates of future production, operating costs, capital costs, estimates of future all in sustaining costs per ounce of gold and other economic and financial measures with respect to existing mines and certain development stage projects. These estimates may change and/or the JV or the Company may be unable to achieve them. Actual production, costs, returns and other economic and financial performance may vary from the estimates depending on a variety of factors, many of which are not within the JV's or the Company's control. These factors include, but are not limited to:

• actual ore mined varying from estimates of grade, tonnage, dilution, and metallurgical and other characteristics;

• short‐term operating factors such as the need for sequential development of ore bodies and the processing of new or different ore grades from those planned;

• mine failures, slope failures or equipment failures;

• industrial accidents;

• natural phenomena such as inclement weather conditions, floods, droughts, rock slides and earthquakes;

• the outbreak of pandemics, including COVID-19;

• encountering unusual or unexpected geological conditions;

• changes in power costs and potential power shortages;

• exchange rate and commodity price fluctuations;

• shortages of principal supplies needed for operations, including explosives, fuels, water and equipment parts;

• labour shortages or strikes;

• litigation;

• terrorism;

• civil unrest and protests;

• restrictions or regulations imposed by governmental or regulatory authorities;

• permitting or licensing issues; or

• shipping interruptions or delays.

Failure to achieve production or cost estimates or material increases in costs could have a material adverse effect on the future cash flows, profitability, results of operations and financial condition of the JV and Company.

Limited history of mining operations

The AGM has limited history of mining operations. As a result, the JV (and consequently Galiano) is subject to all of the risks associated with establishing new mining operations including: the timing and cost, which can be considerable, of the construction of mining facilities; the availability and costs of skilled labour and mining equipment; the availability and costs of appropriate smelting and/or refining arrangements; the need to obtain necessary environmental and other governmental approvals and permits, and the timing of those approvals and permits; and, the availability of funds to finance construction and development activities. It is common in new mining operations to experience unexpected problems and delays during construction, development, and mine start‐up. Such operations are subject to all the hazards and risks normally encountered in the exploration for, and development and production of gold and other precious or base metals, including unusual and unexpected geological formations, seismic activity, rock bursts, fires, cave‐ins, flooding and other conditions involved in the drilling and removal of material as well as industrial accidents, labour force disruptions, fall of ground accidents in underground operations, and force majeure factors, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to person or property, environmental damage, delays, increased production costs, monetary losses and possible legal liability. Milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas, which may result in environmental pollution and consequent liability. In addition, delays in the commencement of mineral production often occur.

Consumables

The profitability of the JV (and consequently of Galiano) is affected by the market prices and availability or shortages of commodities which are consumed or otherwise used in connection with the JV's operations. Prices of such commodities also can be subject to volatile price movements, which can be material and can occur over short periods of time, and are affected by factors that are beyond the JV's control. Operations consume significant amounts of energy and are dependent on suppliers or governments to meet these energy needs and to allow declines in oil prices to filter through to the JV. In some cases, no alternative source of energy is available. An increase in the cost, or decrease in the availability, of construction materials may affect the timing and cost of the JV's development project. If the costs of certain commodities consumed or otherwise used in connection with the JV's operations were to increase significantly, and remain at such levels for a sustained period of time, this would have a material adverse impact on the JV and the Company. Costs at any particular mining location are also subject to variation due to a number of factors, such as changing ore grade, changing metallurgy and revisions to mine plans in response to the physical shape and location of the ore body or due to operational or processing changes. Reported costs may also be affected by changes in accounting standards. A material increase in costs at any significant location could have a significant effect on the JV's capital expenditures, production schedules, profitability and operating cash flow.

Extraction

A number of factors can affect the JV's ability to extract ore efficiently in the quantities that it has budgeted, including, but not limited to:

• ground conditions;

• geotechnical conditions;

• geological conditions;

• chemical effects;

• efficiency; and

• scheduling.

These factors may result in a less than optimal operation and lower throughput or lower recovery, which may affect the JV's production schedule. There is no assurance that, in planning and budgeting at the AGM, the Company or the JV have foreseen and/or accounted for every possible factor that might cause a project to be subject to suboptimal operation, and such suboptimal operation could have an effect on business, results of operations and financial condition of the JV and the Company and on the share price of the Company.

Processing

A number of factors could affect the JV's ability to process ore in the tonnages budgeted, the quantities of the metals and deleterious materials that are recovered and the ability to efficiently handle material in the volumes budgeted, including, but not limited to:

• the presence of oversized material at the crushing stage;

• material showing breakage characteristics different to those planned;

• material with grades outside of planned grade range;

• the presence of deleterious materials in ratios different than expected;

• material drier or wetter than expected, due to natural or environmental effects; and

• viscosity/density different than expected.

The occurrence of any of the above could affect the ability of the JV to treat the number of tonnes planned, recover valuable materials, remove deleterious materials and process ore, concentrate and tailings as planned. This may result, among other things, in lower throughput, lower recovery and/or more downtime which may have an adverse effect on future cash flow, results of operations and financial condition of the JV and the Company.

Equipment malfunctions

The JV's various operations may encounter delays in or losses of production due to the delay in the delivery of equipment, key equipment or component malfunctions or breakdowns, damage to equipment through accident or misuse, including potential complete write‐off of damaged units, or delay in the delivery or the lack of availability of spare parts, which may impede maintenance activities on equipment. In addition, equipment may be subject to aging, if not replaced, or through inappropriate use or misuse and may become obsolete. Any one of these factors could adversely impact the operations, profitability and financial results of the JV and Company.

Infectious diseases

The outbreak of COVID‐19 has had a negative impact on global financial conditions. In addition, outbreaks or the threat of outbreaks of viruses or other infectious diseases or similar health threats, such as COVID‐19, could also cause operational and supply chain delays and disruptions (including as a result of governmental regulation and prevention measures), labour shortages and shutdowns or the inability to sell precious metals.

At this time, the Company cannot accurately predict what effects COVID‐19 or the outbreak of other infectious diseases will have on mining operations or financial results, including as a result of uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of the travel restrictions and business closures that have been or may be imposed by the governments of impacted countries. The widespread health crisis caused by COVID‐19, or the occurrence of other similar health crises, and the adverse economic and financial impacts arising therefrom, could adversely affect the Company's business, financial condition and results of operations and the market price of the Company's common shares.

Legislative changes

The JV and Company, respectively, is subject to continuously evolving legislation, including, but not limited to, the areas of labour, environment, land titles, mining practices, closure and rehabilitation requirements and taxation. Compliance with these laws may require significant expenditures. If the JV or Company is unable to comply fully, they may be subject to enforcement actions or other liabilities, or its image may be harmed, all of which could materially affect operating costs, delay or curtail operations or cause the JV or Company to be unable to obtain or maintain required permits. There can be no assurance that the JV or Company has been or will be at all times in compliance with all applicable laws regulations, that compliance will not be challenged or that the costs of complying with current and future laws and regulations will not materially or adversely affect the business, operations or results of the Company or the JV.

New laws, regulations and administrative interpretations, amendments to existing laws and regulations or administrative interpretations, or more stringent enforcement of existing laws, regulations and administrative interpretations, whether in response to changes in the political or social environment the Company and JV operates in or otherwise, could have a material and adverse effect on the future cash flows, results of operations and financial condition of the Company and JV.

Key employees

The ability of the JV and the Company to effectively manage its corporate, exploration and operations teams, as applicable, depends in large part on the ability of the JV and Company to attract and retain key individuals in management positions and as senior leaders within the organization. The success of the Company and JV also depends on the technical expertise of its professional employees. The JV and Company face competition for qualified management, professionals, executives and skilled personnel from other companies. There can be no assurance that the JV or Company will continue to be able to compete successfully with its competitors in attracting and retaining senior leaders, qualified management and technical talent with the necessary skills and experience to manage its current needs. The length of time required to recruit key personnel and fill a position may be longer than anticipated. The failure to attract and retain capable leaders and key management professionals as well as qualified talent to manage the existing operations and projects effectively could have a material adverse effect on the business, financial condition and/or operational results of the JV and Company.

Labour disruptions

The JV is dependent on its workforce and the workforce of its contractors to extract and process minerals. Relations between the JV and its employees, as well as between contractors and their employees, may be impacted by changes in labour relations which may be introduced by, among other things, employee groups, unions and the relevant governmental authorities in whose jurisdictions the JV carries on business. Labour disruptions at the JV's properties could have a material adverse impact on its business, results of operations and financial condition and that of the Company. A number of the JV's employees are represented by labour unions under various collective labour agreements, which are subject to renegotiation and renewal at or near the termination of these contracts. In addition, existing labour agreements may not prevent a strike or work stoppage at the JV's facilities in the future. Any work stoppage or strike by union or other employees could have a material adverse effect on the JV and Company's earnings and financial condition.

Political and legal risks

Mining investments are subject to the risks normally associated with any conduct of business in foreign and/or emerging countries, and may be impacted by global events, including:

• political risks;

• war, terrorism and civil disturbance risks, such as the ongoing conflict in Ukraine;

• risks related to changes in laws or policies of particular countries, including those relating to royalties, duties, imports, exports and currency;

• risks in respect of the cancellation or renegotiation of contracts;

• the risk of the imposition of royalties, net profits payments, tax increases or other claims by government entities, including retroactive claims;

• the risk of expropriation and nationalization; and

• the risk of delays in obtaining or the inability to obtain necessary governmental permits or the reimbursement of refundable tax from fiscal authorities.

The conflict in the Ukraine and the global response to this conflict as it relates to sanctions, trade embargos and military support has resulted in significant uncertainty as well as economic and supply chain disruptions. Should this conflict expand beyond Ukraine, or should other geopolitical disputes and conflicts emerge in other regions, this could result in a material adverse effect on the Company.

Other risks include the potential for fraud and corruption by suppliers, personnel or government officials which may implicate the JV or the Company, compliance with applicable anti‐corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, the Canadian Corruption of Foreign Public Officials Act or other similar laws of other jurisdictions, by virtue of the JV and the Company operating in jurisdictions that may be vulnerable to the possibility of bribery, collusion, kickbacks, theft, improper commissions, facilitation payments, conflicts of interest and related party transactions and the JV or the Company's possible failure to identify, manage and mitigate instances of fraud, corruption, or violations of its code of conduct and applicable regulatory requirements.

There is also the risk of increased disclosure requirements, including those pursuant to the Dodd‐Frank Wall Street Reform and Consumer Protection Act; currency fluctuations; restrictions on the ability of local operating companies to sell gold offshore for U.S. dollars, and on the ability of such companies to hold U.S. dollars or other foreign currencies in offshore bank accounts; import and export regulations, including restrictions on the export of gold or on the import, for further gold processing; limitations on the repatriation of earnings or on the ability of the JV and the Company to assist in minimizing its expatriate workforce's exposure to double taxation in both the home and host jurisdictions; and increased financing costs.

These risks may limit or disrupt operating mines or projects, restrict the movement of funds, cause the JV and the Company to have to expend more funds than previously expected or required, or result in the deprivation of contract rights or the taking of property by nationalization or expropriation without fair compensation, and may materially adversely affect the financial position and/or results of operations of the JV and Company. In addition, the enforcement by the JV and Company of its legal rights in foreign countries, including rights to exploit its properties or utilize its permits and licenses and contractual rights may not be recognized by the court systems in such foreign countries or enforced in accordance with the rule of law.

It is possible that a current or future government of any country in which the Company or the JV has mining projects or operations may adopt substantially different policies or take arbitrary action which might halt exploration or production, nationalize assets or cancel contracts and/or mining and exploration rights and/or make changes in taxation treatment any of which could have a material and adverse effect on the future cash flows, earnings, results of operations and/or financial condition of the JV and Company.

Contractors

The JV uses contractors at the AGM for some of its mining activities. As a result, operations at the AGM are subject to a number of risks, some of which will be outside of the JV's control, including:

• negotiating agreements with contractors on acceptable terms;

• securing mining contractor services upon a restart of mining operations;

• the inability to replace a contractor and its operating equipment in the event that either party terminates the agreement;

• reduced control over such aspects of operations that are the responsibility of the contractor;

• failure of a contractor to perform under its agreement with the JV;

• interruption of operations in the event that a contractor ceases its business due to insolvency or other unforeseen events;

• failure of a contractor to comply with applicable legal and regulatory requirements, to the extent that it is responsible for such compliance; and

• problems of a contractor with managing its workforce, labour unrest or other employment issues.

In addition, the JV may incur liability to third parties as a result of the actions of a contractor. The occurrence of one or more of these risks could have a material adverse effect on the business, results of operations and financial condition of the JV and Company.

Mining dangers

Mining operations generally involve a high degree of risk. The JV's operations are subject to all the hazards and risks normally encountered in the exploration, development and production of gold, including: unusual and unexpected geological formations; seismic activity; cave‐ins or slides; flooding; pit wall failure; periodic interruption due to inclement or hazardous weather conditions; and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, personal injury or death, damage to property, environmental damage and possible legal liability. Milling operations are subject to hazards such as fire, equipment failure or failure of retaining dams around tailings disposal areas, which may result in environmental pollution and consequent liability.

Environmental and health and safety issues

Routine safety inspections are conducted across the AGM site with any non‐conformances reported through the safety, health & environment management system. Weekly inspections are conducted at the mining contractor workshops, fuel depot, process plant, and other external areas as required. With regards to the Tailings Storage Facility ("TSF"), the JV employs a series of monitoring boreholes around the perimeter of the TSF, which are regularly monitored for ground water contamination. The TSF is inspected on a daily basis for signs of stress or damage and to ensure structural integrity. It is also audited every quarter, including for structural integrity, by independent third‐party consultants and their report is submitted to the Ghanaian Environmental Protection Agency (the "Ghanaian EPA").

Although the JV monitors its mining and disposal sites for potential environmental hazards, there is no assurance that it has detected, or can detect all possible risks to the environment arising from the business and operations. The JV expends significant resources to comply with environmental laws, regulations and permitting requirements, and expects to continue to do so in the future. Failure to comply with applicable environmental laws, regulations and permitting requirements may result in injunctions, damages, suspension or revocation of permits and imposition of penalties. There is no assurance that:

• the JV has been or will be at all times in compliance with such laws, regulations and permitting requirements, or with any new or amended laws, regulations and permitting requirements that may be imposed from time to time;

• the JV's compliance with such laws, regulations and permitting requirements, or with any new or amended laws, regulations and permitting requirements that may be imposed from time to time, will not be challenged; or

• the costs of compliance with such laws, regulations and permitting requirements, or with any new or amended laws, regulations and permitting requirements that may be imposed from time to time, will be economical and will not materially or adversely affect the JV's future cash flow, results of operations and financial condition.

The JV may be subject to proceedings in respect of alleged failures to comply with increasingly strict environmental laws, regulations or permitting requirements or of posing a threat to or of having caused hazards or damage to the environment or to persons or property. While any such proceedings are in process, the JV could suffer delays or impediments to or suspension of development and construction of projects and operations and, even if the JV is ultimately successful, the JV may not be compensated for the losses resulting from any such proceedings or delays.

There may be existing environmental hazards, contamination or damage at the JV's mines or projects that the JV may be unaware of. The JV may also be held responsible for addressing environmental hazards, contamination or damage caused by current or former activities at its mine sites or projects or exposure to hazardous substances, regardless of whether or not hazard, damage, contamination or exposure was caused by the activities of the JV or by previous owners or operators of the property.

Any finding of liability in such proceedings could result in additional substantial costs, delays in the exploration, development and operation of the JV's properties and other penalties and liabilities related to associated losses, including, but not limited to:

• restrictions on or suspension of the activities of the JV;

• loss of rights, permits and property, including loss of the JV's ability to operate in that country or generally;

• completion of extensive remedial cleanup or paying for government or third‐party remedial cleanup;

• premature reclamation of operating sites; and

• seizure of funds or forfeiture of bonds.

The costs of complying with any orders made or any cleanup required and related liabilities from such proceedings or events may be significant and could have a material adverse effect on the business, results of operations, financial condition of the JV and the Company and the share price of the Company.

In Ghana, the JV is required to submit, for government approval, a reclamation plan for each of its mining sites that establishes the JV's obligation to reclaim property after minerals have been mined from the site. Further, the JV is required to provide security to the Ghanaian EPA for the performance by the JV of its reclamation obligations in respect of the Abirem, Abore and Adubea mining leases. Although the JV has currently made provision for certain of its reclamation obligations, there is no assurance that these provisions will be adequate in the future.

Climate change

The Company acknowledges climate change and that increased environmental regulation resulting therefrom may adversely affect the operations of the JV and Company. The effects of climate change or extreme weather events may cause prolonged disruption to the delivery of essential commodities which could negatively affect production efficiency.

There is no assurance that the response of the JV and the Company to the risks posed by climate change and the corresponding legislation and regulation will be effective and the physical risks of climate change will not have an adverse effect on the JV's operations and profitability.

Health and safety risks - Pandemics

The JV and its workforce are exposed to pandemics such as malaria, dengue, COVID-19, chikungunya and other diseases. Such pandemics and diseases represent a serious threat to maintaining a skilled workforce in the mining industry in Africa and is a major healthcare challenge for the JV.

As a result of such pandemics and workplace accidents due to the inherent dangers of mining operations, there can be no assurance that the JV will not lose members of its workforce or see its workforce productivity reduced or incur medical costs, which could have a material and adverse effect on the future cash flows, earning, results of operations and financial condition of the JV and the Company.

Permitting

The operation, exploration and development projects of the JV require licenses and permits from various governmental authorities to exploit its properties, and the process for obtaining and renewing licenses and permits from governmental authorities often takes an extended period of time and is subject to numerous delays, costs and uncertainties. Any unexpected delays or costs or failure to obtain such licenses or permits associated with the permitting process could delay or prevent the execution of the AGM's development plans or impede the operation of a mine, which could adversely impact the JV's and the Company's operations, profitability and financial results. Such licenses and permits are subject to change in various circumstances. Failure to comply with applicable laws and regulations may result in injunctions, fines, suspensions or revocations of permits and licenses, and other penalties. There can be no assurance that the JV has been or will be at all times in compliance with all such laws and regulations and with its licenses and permits or that the JV has all required licenses and permits in connection with its operations. The JV may be unable, on a timely basis, to obtain, renew or maintain in the future all necessary licenses and permits that may be required to explore and develop its properties, maintain the operation of mining facilities and properties under exploration or development or to otherwise maintain continued operations.

The JV's ability to obtain and maintain required permits and approvals and to successfully operate, in particular, may be adversely impacted by real or perceived detrimental events associated with the JV's activities or those of other resource companies affecting the environment, human health and safety of the surrounding communities. Delays in obtaining or failure to obtain, renew, or retain government permits and approvals may adversely affect the JV's operations, including its ability to explore or develop properties, commence production or continue operations.

Land title

The validity of exploration, development and mining interests and the underlying mineral claims, mining claims, mining leases, tenements and other forms of land and mineral tenure held by the JV, which fundamentally constitute the JV's property holdings, can be uncertain and may be contested and the JV's properties are subject to various encumbrances, including royalties.

Acquisition of title to mineral properties is a very detailed and time‐consuming process, and the JV's title to its properties may be affected by prior unregistered encumbrances, agreements or transfers, or undetected defects. Although the JV has attempted to acquire satisfactory title to its properties, some risk exists that some titles, particularly title to exploration and undeveloped properties, may be defective. A successful challenge to the JV's title to its properties could result in the JV being unable to operate on its properties as anticipated or being unable to enforce its rights with respect to its properties which could have a material adverse effect on the JV and the Company. The JV may further need to acquire other title, such as surface title, easements or rights of way, which may encroach on the title to property of third parties. There is no guarantee that such further title, easements or rights of way necessary for the JV's operations may be acquired by the JV and the failure to acquire same, or to acquire the same in a timely fashion, may materially impede the JV's operations.

Geotechnical

Mining, by its very nature, involves the excavation of soils and rocks. The stability of the ground during and after excavation involves a complicated interaction of static and dynamic stresses (including induced stresses such as blasting), gravity, rock strength, rock structures (such as faults, joints, and bedding), groundwater pressures and other geo‐mechanical factors.

Additionally, excavated ore and waste may be deposited in dumps or stockpiles, or used in the construction of tailings dams and roads or other civil structures, which may be very large. These dumps, stockpiles, dams, etc. may also be subject to geotechnical failure due to over‐steepening, seismically induced destabilization, water saturation, material degradation, settling, overtopping, foundation failure or other factors.

The JV employs internal geotechnical experts, external consultants and third‐party reviewers and auditors who use industry‐standard engineering data gathering, analyses, techniques and processes to manage the geotechnical risks associated with the design and operation of a mine and the related civil structures. However, due to unforeseen situations and to the complexity of these rock masses and large rock and soil civil structures, geotechnical failures may occur at the AGM which could result in the temporary or permanent closure of all or part of a mining operation and/or damage to mine infrastructure, equipment or facilities, which materially impacts mineral production and/or results in additional costs to repair or recover from such geotechnical failures and the resulting damage.

Community risk

Maintaining a positive relationship with the communities in which the JV operates is critical to continuing the successful operation of the AGM as well as construction and development of existing and new projects. Community support for mining operations is a key component of a successful mining venture.

As a mining business, the JV and the Company may come under pressure in the jurisdictions in which it operates, or will operate in the future, to demonstrate that other stakeholders (including employees, communities surrounding operations and the countries in which the JV and the Company operate) benefit and will continue to benefit from the JV's and the Company's commercial activities, and/or that it operates in a manner that will minimize any potential damage or disruption to the interests of those stakeholders. The JV and the Company may face opposition with respect to current and future development and exploration projects which could materially adversely affect the business, results of operations, financial condition of the JV and the Company and the Company's share price.

Surrounding communities may affect or threaten the security of the mining operations through the restriction of access of supplies and the workforce to the mine site or the conduct of artisanal mining at or near the mine sites. The material properties of the JV may be subject to the rights or asserted rights of various community stakeholders, including indigenous people, through legal challenges relating to ownership rights or rights to artisanal mining. The JV is exposed to artisanal and illegal mining activities in close proximity to its operations that may cause environmental issues and disruptions to the operations and relationships with governments and local communities.

Ghana is experiencing an increase in the levels and mechanization of illegal mining activities which, if left unchecked, may result in the misappropriation of ore from the JV's tenements.  The JV, in coordination with the military and police, attempts to exclude illegal mining from our mineral properties, but such efforts may not always be successful. Failure to secure the JV's mineral properties from illegal miners could have a material adverse effect on the future cash flows, profitability, results of operations and financial condition of the JV and the Company.

Infrastructure and water access

The JV's operations are carried out in geographical areas which lack developed infrastructure and are subject to various other risk factors, including the availability of sufficient water supplies. Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants which affect capital and operating costs. Lack of such infrastructure or unusual or infrequent weather phenomena, sabotage, terrorism, government or other interference in the maintenance or provision of such infrastructure could adversely affect the operations, financial condition and/or results of operations of the JV and the Company.

The JV's failure to obtain needed water permits, the loss of some or all of the JV's water rights for any of its mines or shortages of water due to drought or loss of water permits could require the JV to curtail or close mining production and could prevent the JV from pursuing expansion opportunities.

Exploration and Development Risks

Exploration

Gold and other metal exploration is highly speculative in nature, involves many risks and is often not productive; there is no assurance that the JV will be successful in its exploration efforts.

The JV's ability to declare mineral reserves is dependent on a number of factors, including the geological and technical expertise of the JV's management and exploration teams, the quality of land available for exploration and other factors. Once gold mineralization is discovered, it can take several years of exploration and development before production is possible, and the economic feasibility of production can change during that time.

Substantial expenditures are required to carry out exploration and development activities to establish proven and probable mineral reserves and determine the optimal metallurgical process to extract the metals from the ore.

Once the JV has found ore in sufficient quantities and grades to be considered economic for extraction, metallurgical testing is required to determine whether the metals can be extracted economically. There may be associated metals or minerals that make the extraction process more difficult.

There is no assurance that the further work on the Esaase geology and metallurgy will re‐instate mineral reserves. Failure to re‐instate the mineral reserves could have an adverse effect on the JV and the Company.

Mine development

The execution of the AGM's development plans will require the development and operation of various mining pits, the resettlement of villages, upgrades to the existing haul road and TSF lifts. As a result, the JV and the Company is and shall continue to be subject to many of the risks associated with establishing new mining operations including:

• the availability of funds to finance construction and development activities;

• the receipt of required governmental approvals and permits;

• the availability and costs of skilled labour and contractors and the ability of key contractors to perform services in the manner contracted for;

• unanticipated changes in grade and tonnage of ore to be mined and processed;

• unanticipated adverse geotechnical conditions;

• incorrect data on which engineering assumptions are made;

• potential increases in construction and operating costs due to changes in the cost of fuel, power, materials, skilled labour, security and supplies;

• adequate access to the site and unanticipated transportation costs or disruptions; and

• potential opposition or obstruction from non‐governmental organizations, environmental groups, terrorists or local groups which may delay or prevent development activities.

Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which the AGM is dependent in connection with its development plans, a delay in or failure to receive the required governmental approvals and permits in a timely manner or on reasonable terms, or a delay in or failure in connection with the completion and successful operation of the operational elements in connection with the JV's development plans could delay or prevent the development of the mine as planned.

Risks Relating to the Value of Securities

Market price of Common Shares

The Common Shares are publicly traded and are subject to various factors that have historically made the Common Share price volatile. The market price of the Common Shares has experienced, and may continue to experience, significant volatility, which may result in losses to investors. The market price of the Common Shares may increase or decrease in response to a number of events and factors, including: operating performance and the performance of competitors and other similar companies, volatility in metal prices, the public's reaction to news releases on developments at mines and other properties, material change reports, other public announcements and the Company's filings with the various securities regulatory authorities, changes in earnings estimates or recommendations by research analysts who track the Common Shares or the shares of other companies in the resource sector, changes in general economic and/or political conditions, the number of Common Shares to be publicly traded after an offering of Common Shares, the arrival or departure of key personnel and acquisitions, strategic alliances or joint ventures involving the Company's or its competitors.

In addition, the global stock markets and prices for mining company shares have experienced volatility that often has been unrelated to the operating performance of such companies. These market and industry fluctuations may adversely affect the market price of the Common Shares, regardless of its operating performance. The variables which are not directly related to the Company's success and are, therefore, not within the Company's control, include developments that affect the market for mining company shares, the breadth of the public market for the Common Shares and the attractiveness of alternative investments.

The effect of these and other factors on the market price of the Common Shares on the exchanges on which they trade has historically made the price of the Common Shares volatile and suggest that the Common Share price will continue to be volatile in the future.

Liquidity of Common Shares

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX or the NYSE American or achieve listing on any other public listing exchange.

Volatility

In recent years, the securities markets have experienced a high level of price and volume volatility, and the market price of securities of many companies has experienced wide fluctuations, which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that such fluctuations will not affect the price of the Company's securities, and the price may decline below their acquisition cost. As a result of this volatility, investors may not be able to sell their securities at or above their acquisition cost.

Securities of mining companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in the countries where these companies carry on business and globally, and market perceptions of the attractiveness of particular industries. The price of the securities of the Company is also likely to be significantly affected by short‐term changes in commodity prices, other precious metal prices or other mineral prices, currency exchange fluctuation and the political environment in the countries in which the Company does business and globally.

In the past, following periods of volatility in the market price of a company's securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm the Company's profitability and reputation.

Dilution from exercise of outstanding stock options or settlement of share units

The Company has outstanding stock options representing a right to receive Common Shares upon vesting and the exercise of the stock options. In addition, the Company has outstanding share units, representing a right to receive Common Shares on vesting and satisfaction of the settlement conditions. The exercise of the stock options or the settlement of the share units and the subsequent resale of such Common Shares in the public market could adversely affect the prevailing market price of the Common Shares and the Company's ability to raise equity capital in the future at a time and price which deems it appropriate. The Company may also enter into commitments in the future which would require the issuance of additional Common Shares or may grant share purchase warrants and the Company is expected to grant additional stock options and share units. Any share issuances from the Company's treasury will result in immediate dilution to existing shareholders' percentage interest in the Company.

Financial Risks

The Company's growth, future profitability and ability to obtain financing may be impacted by global financial conditions

In recent years, global financial markets have been characterized by extreme volatility impacting many industries, including the mining industry. Global financial conditions remain subject to sudden and rapid destabilizations in response to future economic shocks, as government authorities may have limited resources to respond to future crises. A sudden or prolonged slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect the Company's growth and profitability. Future economic shocks may be precipitated by a number of causes, including, but not limited to, material changes in the price of oil and other commodities, the volatility of metal prices, governmental policies, geopolitical instability, war, terrorism, the devaluation and volatility of global stock markets, natural disasters and the current outbreak of COVID‐19 and any future emergence and spread of pathogens. Any sudden or rapid destabilization of global economic conditions could impact the Company's ability to obtain equity or debt financing in the future on terms favourable to the Company or at all. In such an event, the Company's operations and financial condition could be adversely impacted.

Gold price fluctuations

The JV's revenues depend in part on the market prices for gold. Gold prices fluctuate widely and are affected by numerous factors beyond the JV's control including central bank lending, sales and purchases of gold, producer hedging activities, expectations of inflation, the level of demand for gold as an investment, speculative trading, the relative exchange rate of the U.S. dollar with other major currencies, interest rates, global and regional demand, political and economic conditions and uncertainties, industrial and jewelry demand, production costs in major gold producing regions and worldwide production levels. The aggregate effect of these factors is impossible to predict with accuracy. Although the JV has from time to time entered into hedging instruments to manage the AGM's exposure to gold price risk, the JV may not do so in future. Fluctuations in gold prices may materially and adversely affect the financial performance or results of operations of the JV and the Company.

Insufficient financing

To fund growth, the JV and the Company may choose to secure necessary capital through loans or other forms of financing. The availability of this capital is subject to general economic conditions and lender and investor interest in the JV and the Company and their respective projects.

In addition, the JV and the Company may seek funding to further its search and exploration for new mineral deposits and their development. Financing may not be available when needed or, if available, may not be available on terms acceptable to the JV or the Company. Failure to obtain any financing that may become necessary for the development plans of the JV and the Company may result in a delay or indefinite postponement of exploration, development or production on any or all of the properties of the JV and the Company.

Shareholder dilution

The adequacy of the Company's capital structure is assessed on an ongoing basis and adjusted as necessary after taking into consideration the Company's strategic plans, market and forecasted gold prices, the mining industry, general economic conditions and associated risks. In order to maintain or adjust its capital structure, the Company may adjust its capital spending, issue new Common Shares, purchase Common Shares for cancellation pursuant to normal course issuer bids, issue new debt or reimburse existing debt. The constating documents of the Company allow it to issue, among other things, an unlimited number of Common Shares for such consideration and on such terms and conditions as may be established by the board of directors of the Company, in many cases, without the approval of shareholders. The Company cannot predict the size of future issuances of Common Shares or the issue of securities convertible into Common Shares of Galiano or the effect, if any, that future issuances and sales of the Common Shares will have on the market price of its Common Shares. Any transaction involving the issue of previously authorized but unissued Common Shares or securities convertible into Common Shares would result in dilution to present and prospective holders of Common Shares.

Control of AGM cash flows and operation through a joint venture

Positive cash flows from the AGM are not within the Company's exclusive control as the disposition of cash from the AGM is governed by the Joint Venture Agreement that governs the management of the JV, effective July 31, 2018 (the "JVA"). The JVA provides that "Distributable Cash" will be calculated and distributed quarterly, if available. "Distributable Cash" means an amount to be calculated at each calendar quarter‐end, as being the lesser of (i) cash and cash equivalents which are projected at that time to be surplus to all the JV companies taken together, after providing for all amounts anticipated to be required to be paid during a period of least the ensuing two calendar quarters in order to pay the net obligations (net of anticipated revenues during such two subsequent quarters) which will arise out of the operations contemplated by the current approved program and budget while also providing for retention of a reasonable amount of cash and cash equivalents for working capital, contingencies and reserves, all of which factors shall be considered by the management committee of the JV; and (ii) the maximum amount permissible for distributions to shareholders of a particular JV company at that time in accordance with applicable law and the terms of any third party loan or other agreement in effect which limits distributions from the JV companies. Distributable cash is to be paid out by the JV in certain priority, and is generally paid first to interest and principal of loans, second to redemption of the preferred shares issued by the JV (of which shares each partner held 132.4 million preferred shares as of September 30, 2022) and finally as dividends on common shares of the JV companies (which the JV partners own 45:45 with the Government of Ghana holding 10%). As a result, despite cash flows from the AGM accruing to the JV, in certain circumstances, including wherein the JV is expected to incur costs in respect of work programs to be undertaken at the AGM or principal and interest payments are owing by the JV, Galiano may not be able to realize on all or any part of this cash flow, which may have a negative impact on the financial condition, results of operations or share price of the Company. See section "Corporate Risks ‐ Risks associated with joint ventures" below.

Interest rates

Globally, central banks have implemented or indicate that they intend to implement increases to the interest rate charged to commercial banks in the short term to combat inflationary pressures. Increases in interest rates could cause the Company's cost of capital to increase, which in turn may affect the feasibility of financing future development projects. In addition, the Company's financial results are affected by movements in interest rates, as it forms an important factor in the estimation of the fair value of certain assets and liabilities of the JV and the Company.

Foreign currency and foreign exchange

The JV receives revenue from operations in US dollars but incurs a portion of its operating expenses and costs in foreign currencies including Ghanaian Cedis, South African Rand, and Canadian dollars. Similarly, the Company raises its capital in Canadian dollars and US dollars, as applicable, yet incurs expenses in foreign currencies including the Euro and British Pound. Each of these currencies fluctuates in value and is subject to its own country's political and economic conditions and the JV and the Company are therefore subject to fluctuations in the exchange rates between the US dollar, the Canadian dollar and these currencies. These fluctuations could have a material effect on the future cash flow, business, results of operations and financial condition of the JV and the Company and on the share price of the Company. Foreign currency fluctuations may also lead to higher‐than‐anticipated construction, development and other costs. The JV and the Company do not currently hedge against currency exchange risks, although they may do so from time to time in the future.

Credit rating downgrade

Any debt issued by the JV or the Company may have a non‐investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in the credit ratings of the JV and the Company will generally affect the market value of any debt of the JV and the Company. Additionally, credit ratings may not reflect the potential of risks relating to the structure of any debt of the JV and the Company. Any future lowering of the ratings for the JV and the Company likely would make it more difficult or more expensive to obtain debt financing.

Taxation

The JV and the Company have operations and conduct business in a number of different jurisdictions and are subject to the taxation laws of each such jurisdiction. These taxation laws are complicated and subject to changes and are subject to review and assessment in the ordinary course. Any such changes in taxation law or reviews and assessments could result in higher taxes being payable by the JV and the Company, which could adversely affect profitability. Taxes and other local laws and requirements may also adversely affect the ability of the JV and the Company to repatriate earnings and otherwise deploy assets. In addition, the JV and the Company are subject to routine tax audits by various tax authorities. Tax audits may result in additional tax, interest payments and penalties which, if levied, would negatively affect the financial condition and operating results of the JV and the Company.

Tax consequences for foreign controlled Canadian companies

Certain adverse tax considerations may be applicable to a shareholder that is a corporation resident in Canada and is, or becomes, controlled by a non-resident corporation for the purposes of the "foreign affiliate dumping" rules in the Income Tax Act (Canada). Such shareholders should consult their tax advisors with respect to the consequences of acquiring the securities of the Company.

Repatriation of funds

The Company may need to repatriate funds from foreign affiliates to service indebtedness or fulfill the Company's business plans, in particular in relation to ongoing expenditures at development assets unrelated to the JV. Galiano may not be able to repatriate funds, or may incur tax payments or other costs when doing so, as a result of a change in applicable law or tax requirements at local subsidiary levels, and such costs could be material.

Financial Reporting Risks

Inadequate controls over financial reporting

The Company assessed and tested, for its 2021 fiscal year, its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes‐Oxley Act ("SOX"). SOX requires an annual assessment by management of the effectiveness of the Company's internal control over financial reporting. In 2021, the Company elected not to obtain an attestation report from the Company's independent auditors addressing the effectiveness of the Company's internal controls over financial reporting resulting from its status as an "Emerging Growth Company" under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"). The Company's failure to satisfy the requirements of Section 404 of SOX on an ongoing and timely basis could result in the loss of investor confidence in the reliability of its financial statements and/or regulatory sanctions, which in turn could harm the Company's business and negatively impact the trading price of its Common Shares or market value of its other securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm the Company's operating results or cause it to fail to meet its reporting obligations.

Moreover, the Company's management does not expect that its internal control over financial reporting will prevent or detect all errors and all fraud. Any such errors or fraud could cause the Company to be required to amend its financial statements, result in regulatory sanction and/or liability, any of which could harm the Company's financial results, results of operation, business or share price.

Public company obligations

The Company's business is subject to evolving corporate governance and public disclosure regulations that have increased both the Company's compliance costs and the risk of non‐compliance. Any non‐compliance with these regulations could have an adverse effect on the Company's share price.

The Company is subject to changing rules and regulations promulgated by a number of U.S. and Canadian governmental and self‐regulated organizations, including the SEC, the Canadian Securities Administrators, the NYSE American, the TSX, and the International Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by the U.S. Congress, making compliance more difficult and uncertain.

Carrying value of assets

The carrying value of the assets of the JV and the Company is compared to internal estimates of their estimated fair value to assess how much value can be recovered based on current events and circumstances. The fair value estimates of the JV and the Company are based on numerous assumptions and are adjusted from time to time and the actual fair value, which also varies over time, could be significantly different than these estimates.

If there are no mitigating valuation factors and the JV and the Company do not achieve their valuation assumptions, or they experience a decline in the fair value of their reporting units, it could result in an impairment charge, which could have an adverse effect on the JV and the Company.

Change in reporting standards

Changes in accounting or financial reporting standards may have an adverse effect on the financial condition and results of operations of the JV and the Company in the future.

Corporate Risks

Risk associated with joint ventures

Since the conclusion of the JV Transaction on July 31, 2018, the Company's primary asset is held through a joint venture arrangement with Gold Fields, which exposes the Company to various additional risks. The existence or occurrence of one or more of the following circumstances and events could have a material adverse impact on the Company's profitability or the viability of the Company's interest in the AGM, which could have a material adverse impact on the Company's future cash flows, earnings, results of operations and financial condition:

• disagreements with the JV partners on how to operate the AGM and whether and how to develop the AGM;

• inability to exert influence over certain strategic decisions made in respect of the AGM's development plans;

• inability of the Company to meets its own obligations under the JVA;

• inability of the Company to make its required contributions under the JVA which may result in dilution to the Company's interest in the JV;

• inability of partners to meet their obligations to the JV, joint operation of the AGM or third parties;

• decisions under the dispute resolution provisions of the JVA may not be resolved in the Company's favour; and

• litigation between partners regarding the JV or matters in respect of the joint operation of the AGM.

In addition, the Company is currently the manager of the JV operations for which it receives fees under the Services Agreement in respect of the AGM for direct services and supervised activities, capped at $7.1 million per year (originally $6.0 million, but adjusted annually for inflation). The Company is obliged to provide services to a professional standard and to otherwise comply with the obligations of the Services Agreement.  If the Company were to fail to meet the required standards and obligations under the Services Agreement, or were diluted pursuant to the JVA, it could be removed as manager and would lose entitlement to these fees.

The Company's inability to control the JV may impact adversely on the ability of the Company to raise funds to fund its contributions to the JV, which may ultimately result in dilution to the Company's interest in the JV.

Insurance and uninsured risks

Where economically feasible and based on availability of coverage, a number of operational, financial and political risks are transferred to insurance companies. The availability of such insurance is dependent on the past insurance losses and records of the JV and the Company and general market conditions. Available insurance does not cover all the potential risks associated with a mining company's operations. The JV and the Company may also be unable to maintain insurance to cover insurable risks at economically feasible premiums, insurance coverage may not be available in the future or may not be adequate to cover any resulting loss, and the ability to claim under existing policies may be contested. Moreover, insurance against risks such as the validity and ownership of unpatented mining claims and mill sites and environmental pollution or other hazards as a result of exploration and production is not generally available to the JV or the Company or to other companies in the mining industry on acceptable terms. As a result, the JV and the Company might become subject to liability for environmental damage or other hazards for which it is completely or partially uninsured or for which it elects not to insure because of premium costs or other reasons. Losses from these events may cause the JV and the Company to incur significant costs that could have a material adverse effect upon the financial condition and/or results of operations of the JV and the Company.

Litigation

The JV and the Company may be subject to litigation arising in the normal course of business and may be involved in disputes with other parties, including governments and its workforce, in the future which may result in litigation. The causes of potential future litigation cannot be known and may arise from, among other things, business activities, environmental laws, volatility in stock price, failure to comply with disclosure obligations or the presence of illegal miners or labour disruptions at its mine sites. The results and costs of litigation cannot be predicted with certainty. If the JV or the Company is unable to resolve these disputes favourably, it may have a material adverse impact on the financial performance, cash flow and results of operations of the JV and the Company.

In the event of a dispute involving the foreign operations of the Company's affiliates, the Company may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in Canada. The Company's ability to enforce its rights or its potential exposure to the enforcement in Canada or locally of judgments from foreign courts could have an adverse effect on its future cash flows, earnings, results of operations and financial condition.

Reputational risk

Damage to Galiano's reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. Galiano and the JV do not have control over how they are perceived by others. Any reputation loss could result in decreased investor confidence and increased challenges in developing and maintaining community relations which may have adverse effects on the business, results of operations and financial condition of the JV and the Company and the Company's share price.

Acquisitions

The Company may pursue the acquisition or disposition of producing, development or advanced stage exploration properties and companies. The search for attractive acquisition opportunities and the completion of suitable transactions are time consuming and expensive, and may be unsuccessful. The Company's success in its acquisition activities depends on its ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition, obtain necessary regulatory approvals and integrate the acquired operations successfully with those of the Company or the JV. Any acquisition that the Company may choose to complete may be of a significant size, may change the scale of the Company's business and operations and may expose the Company to new geographical, political, operational, financial and geological risks. For example:

• there may be a significant change in commodity prices after the Company has committed to complete an acquisition and established the purchase price or share exchange ratio;

• a material ore body may prove to be below expectations;

• the Company may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies, maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization;

• the integration of the acquired business or assets may disrupt the Company's ongoing business and its relationships with employees, suppliers and contractors; and

• the acquired business or assets may have unknown liabilities which may be significant.

Competitors

The Company competes with other mining companies and individuals for mining interests on attractive exploration properties and the acquisition of mining assets, including competitors with greater financial, technical or other resources. This may increase the risk of higher costs when acquiring suitable claims, properties and assets or of even making such acquisitions on terms acceptable to the Company. There can be no assurance that the Company will be able to compete successfully with its competitors in acquiring such properties and assets.

Information systems security threats

The Company and the JV are reliant on the continuous and uninterrupted operation of their information technology ("IT") systems. User access and security of all IT systems can be critical elements to the operations of the Company and the JV. Protection against cyber security incidents, cloud security and security of all of the IT systems of the JV and the Company are critical to the operations of the JV and the Company. Any IT failure pertaining to availability, access or system security could result in disruption for personnel and could adversely affect the reputation, operations or financial performance of the JV and the Company.

The IT systems of the JV and the Company could be compromised by unauthorized parties attempting to extract business sensitive, confidential or personal information, corrupting information or disrupting business processes or by inadvertent or intentional actions by the employees or vendors of the JV and the Company. A cyber security incident resulting in a security breach or failure to identify a security threat could disrupt business and could result in the loss of business sensitive, confidential or personal information or other assets, as well as litigation, regulatory enforcement, violation of privacy or securities laws and regulations, and remediation costs.

If any of the foregoing events, or other negative events in respect of the IT systems of the Company or the JV not described herein occur, the business, financial condition or results of operations of the JV and the Company could suffer. In that event, the market price of the Company's securities may decline and investors could lose part or all of their investment.

The Company has never paid dividends and may not do so in the foreseeable future

The Company has not declared or paid any regular dividends on its Common Shares. The Company's current business plan requires that for the foreseeable future, any future earnings be reinvested to finance the growth and development of its business. The Company does not intend to pay cash dividends on the Common Shares in the foreseeable future. The Company will not declare or pay any cash dividends until such time as its cash flow exceeds its capital requirements and will depend upon, among other things, conditions then existing including earnings, financial condition, restrictions in financing arrangements, business opportunities and conditions and other factors, or the Company's Board determines that its shareholders could make better use of the cash. In addition, the Company's ability to declare and pay dividends may be affected by the Ghanaian government's exchange controls.

Discretion over use of proceeds

The Company intends to allocate the net proceeds it will receive from an offering as described under "Use of Proceeds" in this prospectus and the applicable prospectus supplement; however, the Company will have discretion in the actual application of the net proceeds. The Company may elect to allocate the net proceeds differently from that described in "Use of Proceeds" in this prospectus and the applicable prospectus supplement if the Company believes it would be in the Company's best interests to do so. The Company's investors may not agree with the manner in which the Company chooses to allocate and spend the net proceeds from an Offering. The failure by the Company to apply these funds effectively could have a material adverse effect on the business of the Company.

Negative Cash Flow from Operating Activities

The Company had negative cash flow from operating activities for the financial year ended December 31, 2021, and may continue to experience negative cash flow from operations in the foreseeable future. The Company has incurred net losses in the past and may incur losses in the future unless it can derive sufficient revenues from its business. Such future losses could have an adverse effect on the market price of the Company's securities, which could cause investors to lose part or all of their investment.

Absence of a public market for certain of the securities

There is no public market for the debt securities, warrants, subscription receipts, securities purchase contracts or units and, unless otherwise specified in the applicable prospectus supplement, the Company does not intend to apply for listing of the debt securities, warrants, subscription receipts, securities purchase contracts or units on any securities exchanges. If the debt securities, warrants, subscription receipts, securities purchase contracts or units are traded after their initial issuance, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for the debt securities, warrants, subscription receipts, share purchase contracts or units, or that a trading market for these securities will develop at all.

Unsecured debt securities

The Company carries on its business through corporate subsidiaries, and the majority of its assets are held in corporate subsidiaries. The Company's results of operations and ability to service indebtedness, including the debt securities, are dependent upon the results of operations of these subsidiaries and the payment of funds by these subsidiaries to the Company in the form of loans, dividends or otherwise. Unless otherwise indicated in the applicable prospectus supplement, the Company's subsidiaries will not have an obligation to pay amounts due pursuant to any debt securities or to make any funds available for payment on debt securities, whether by dividends, interest, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to the Company by its subsidiaries may be subject to statutory or contractual restrictions. Unless otherwise indicated in the applicable prospectus supplement, the indenture will not limit the Company's ability or the ability of its subsidiaries to incur indebtedness. Unless otherwise indicated in the applicable prospectus supplement, such indebtedness of the Company's subsidiaries would be structurally senior to the debt securities. As such, in the event of the liquidation of any subsidiary, the assets of the subsidiary would be used first to repay the obligations of the subsidiary, including indebtedness and trade payables, prior to being used by the Company to pay its indebtedness, including any debt securities. See "Description of Debt Securities".

Effect of changes in interest rates on debt securities

Prevailing interest rates will affect the market price or value of the debt securities. The market price or value of the debt securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Effect of fluctuations in foreign currency markets on debt securities

Debt securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Enforcement of civil liabilities by U.S. investors

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that the Company is governed by the BCBCA, that the majority of the Company's officers and directors are residents of Canada, and that all, or a substantial portion of their assets and the Company's assets, are located outside the United States, and that certain of the experts named in this prospectus (including the documents incorporated herein by reference) are residents of Canada or reside outside of the United States. It may not be possible for investors to effect service of process within the United States on certain of the Company's directors and officers, or certain of the experts named in this prospectus (including the documents incorporated herein by reference), or enforce judgments obtained in the United States courts against the Company or certain of the Company's directors and officers, or certain of the experts named in this prospectus (including the documents incorporated herein by reference) based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States. There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against the Company or its directors and officers, or certain of the experts named in this prospectus (including the documents incorporated herein by reference). There is also doubt as to whether an original action could be brought in Canada against the Company or its directors and officers, or certain of the experts named in this prospectus (including the documents incorporated herein by reference) to enforce liabilities based solely upon United States federal or state securities laws.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of our securities for general corporate and working capital requirements, including to fund ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, to complete future acquisitions or for other corporate purposes as set forth in the prospectus supplement relating to the offering of the securities.

The Company had negative cash flow from operating activities for the financial year ended December 31, 2021. To the extent that the Company has negative cash flow from operating activities in future periods, the Company may need to use a portion of the proceeds from any offering to fund such negative cash flow. See "Risk Factors - Negative Cash Flow from Operating Activities."

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of such securities, unless otherwise stated in the applicable prospectus supplement.

CONSOLIDATED CAPITALIZATION

Since September 30, 2022, the date of our financial statements for the most recently completed financial period, there have been no material changes in our consolidated share or debt capital.

PRIOR SALES

Information in respect of our Common Shares that we issued within the previous twelve month period, including Common Shares that we issued upon the exercise of options or the vesting of share units granted under our equity incentive plans, will be provided as required in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSX and the NYSE American under the symbol "GAU". Trading price and volume information for the Company's securities will be provided as required in each prospectus supplement to this prospectus.

EARNINGS COVERAGE

If we offer debt securities having a term to maturity in excess of one year under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of an unlimited number of Common Shares. As of the date of this short form prospectus, we had 224,943,453 Common Shares issued and outstanding. In addition, as of the date of this short form prospectus, there were 8,497,170 Common Shares issuable upon the exercise of outstanding stock options, at a weighted average exercise price of C$1.04, and nil Common Shares issuable upon the exercise of outstanding share units, for a total of 233,440,623 Common Shares issued and outstanding on a fully-diluted basis.

Common Shares

All of our Common Shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and entitlement to any dividends declared by the Company. The holders of our Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders (other than meetings at which only holders of another class or series of shares are entitled to vote). Each Common Share carries the right to one vote. In the event of the liquidation, dissolution or winding-up of the Company, the holders of our Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after the payment by the Company of all of its liabilities, subject to the rights of holders of other classes ranking in priority to our Common Shares with respect to such assets. The holders of our Common Shares are entitled to receive any dividends declared by the Company in respect of the Common Shares, subject to the rights of holders of other classes ranking in priority to our Common Shares with respect to the payment of dividends, on a pro rata basis. The Common Shares do not carry any pre-emptive, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. Provisions as to the creation, modification, amendment or variation of such rights or such provisions are contained in the BCBCA and the articles of the Company.

Dividend Policy

The Company has no fixed dividend policy and has not declared or paid any dividends to date on our Common Shares. Subject to the BCBCA, the actual timing, payment and amount of any dividends declared and paid by the Company will be determined by and at the sole discretion of Galiano's board of directors from time to time based upon, among other factors, the Company's cash flow, results of operations and financial condition, the need for funds to finance ongoing operations and exploration and such other considerations as the board of directors in its discretion may consider or deem relevant.

DESCRIPTION OF DEBT SECURITIES

In this section describing the debt securities, the terms "Company" and "Galiano" refer only to Galiano Gold Inc. without any of its subsidiaries.

The following description of the terms of debt securities sets forth certain general terms and provisions of debt securities in respect of which a prospectus supplement may be filed. The particular terms and provisions of debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such debt securities. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Debt securities may be offered separately or in combination with one or more other securities of the Company. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus.

The debt securities will be issued under one or more indentures (each, a "Trust Indenture"), in each case between the Company and a financial institution or trust company organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee and, if applicable, a trustee that satisfies the requirements of the U.S. Trust Indenture Act of 1939, as amended (each, a "Trustee"). To the extent applicable, the Trust Indenture will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. A copy of the form of the Trust Indenture to be entered into will be filed with the SEC as an exhibit to the registration statement of which this prospectus will form a part. The description of certain provisions of the Trust Indenture in this section is not intended to be complete and is qualified in its entirety by reference to the provisions of the Trust Indenture.

The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. The particular terms and provisions of the debt securities and a description of how the general terms and provisions described below may apply to the debt securities will be included in the applicable prospectus supplement. The following description is subject to the detailed provisions of the applicable Trust Indenture. Accordingly, reference should also be made to the applicable Trust Indenture, a copy of which will be filed by the Company with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions, after it has been entered into, and will be available electronically at www.sedar.com and on EDGAR at www.sec.gov.

General

The applicable Trust Indenture will not limit the aggregate principal amount of debt securities that may be issued under such Trust Indenture and will not limit the amount of other indebtedness that the Company may incur. The applicable Trust Indenture will provide that the Company may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured obligations of the Company.

The Company may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series. The applicable Trust Indenture will also permit the Company to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

Any prospectus supplement for debt securities supplementing this prospectus will contain the specific terms and other information with respect to the debt securities being offered thereby, including, but not limited to, the following:

  the designation, aggregate principal amount and authorized denominations of such debt securities;
  whether payment on the debt securities will be senior or subordinated to other liabilities or obligations of the Company;
  whether the payment of the debt securities will be guaranteed by any other person;
  the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;
  whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;
  the place or places the Company will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;
  whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms the Company will have the option to redeem the debt securities rather than pay the additional amounts;
  whether the Company will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder, and the terms and conditions of such redemption;
  whether the Company may redeem the debt securities at its option and the terms and conditions of any such redemption;
  the denominations in which the Company will issue any registered and unregistered debt securities;
  the currency or currency units for which debt securities may be purchased and the currency or currency units in which the principal and any interest is payable or if payments on the debt securities will be made by delivery of Common Shares or other property;
  whether payments on the debt securities will be payable with reference to any index or formula;
  if applicable, the ability of the Company to satisfy all or a portion of any redemption of the debt securities, any payment of any interest on such debt securities or any repayment of the principal owing upon the maturity of such debt securities through the issuance of securities of the Company or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;
  whether the debt securities will be issued as global securities (defined below) and, if so, the identity of the depositary for the global securities;

  whether the debt securities will be issued as unregistered securities (with or without coupons), registered securities or both;
  the periods within which and the terms and conditions, if any, upon which the Company may redeem the debt securities prior to maturity and the price or prices of which the debt securities are payable;
  any events of default or covenants applicable to the debt securities;
  any terms under which debt securities may be defeased, whether at or prior to maturity;
  whether the holders of any series of debt securities have special rights if specified events occur;
  the terms, if any, for any conversion or exchange of the debt securities for any other securities;
  rights, if any, on a change of control;
  provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities;
  the Trustee or Trustees under the Trust Indenture pursuant to which the debt securities are to be issued;
  whether the Company will undertake to list the debt securities of the series on any securities exchange or automated interdealer quotation system; and
  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

The Company reserves the right to include in a prospectus supplement specific terms pertaining to the debt securities which are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require the Company to repurchase the debt securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or has a change of control.

The Company may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. The Company may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, the Company will describe certain Canadian federal income tax consequences and other special considerations in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the Company may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The debt securities will be senior or subordinated indebtedness of the Company as described in the applicable prospectus supplement. If the debt securities are senior indebtedness, they will rank equally and ratably with all other unsecured indebtedness of the Company from time to time issued and outstanding which is not subordinated. If the debt securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Company as described in the applicable prospectus supplement, and they will rank equally and ratably with other subordinated indebtedness of the Company from time to time issued and outstanding as described in the applicable prospectus supplement. The Company reserves the right to specify in a prospectus supplement whether a particular series of subordinated debt securities is subordinated to any other series of subordinated debt securities.

The Board may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Registration of Debt Securities

Debt Securities in Book Entry Form

Unless otherwise indicated in an applicable prospectus supplement, debt securities of any series may be issued in whole or in part in the form of one or more global securities ("Global Securities") registered in the name of a designated clearing agency (a "Depositary") or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will, to the extent not described herein, be described in the prospectus supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary or its nominee will credit, in its book-entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such participants that have accounts with the Depositary or its nominee ("Participants"). Such accounts are typically designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by the Company if such debt securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold beneficial interests through Participants. With respect to the interests of Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary or its nominee. With respect to the interests of persons other than Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by Participants or persons that hold through Participants.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal, premium, if any, and interest, if any, on the debt securities represented by a Global Security will be made by the Company to the Depositary or its nominee. The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of such Participants.

Conveyance of notices and other communications by the Depositary to direct Participants, by direct Participants to indirect Participants and by direct and indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Owners of beneficial interests in a Global Security will not be entitled to have the debt securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated non-book-entry form, and will not be considered the owners or holders thereof under the applicable Trust Indenture, and the ability of a holder to pledge a debt security or otherwise take action with respect to such holder's interest in a debt security (other than through a Participant) may be limited due to the lack of a physical certificate.

No Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless: (i) the Depositary is no longer willing or able to discharge properly its responsibilities as depositary and the Company is unable to locate a qualified successor; (ii) the Company at its option elects, or is required by law, to terminate the book-entry system through the Depositary or the book-entry system ceases to exist; or (iii) if provided for in the Trust Indenture, after the occurrence of an event of default thereunder (provided the Trustee has not waived the event of default in accordance with the terms of the Trust Indenture), Participants acting on behalf of beneficial holders representing, in aggregate, a threshold percentage of the aggregate principal amount of the debt securities then outstanding advise the Depositary in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest.

If one of the foregoing events occurs, such Global Security shall be exchanged for certificated non-book-entry debt securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.

The Company, any underwriters, dealers or agents and any Trustee identified in an accompanying prospectus supplement, as applicable, will not have any liability or responsibility for (i) records maintained by the Depositary relating to beneficial ownership interests in the debt securities held by the Depositary or the book-entry accounts maintained by the Depositary, (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests, or (iii) any advice or representation made by or with respect to the Depositary and contained in this prospectus or in any prospectus supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Depositary Participants.

Unless otherwise stated in the applicable prospectus supplement, CDS Clearing and Depository Services Inc. or its successor will act as Depositary for any debt securities represented by a Global Security.

Debt Securities in Certificated Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

In the event that the debt securities are issued in certificated non-book-entry form, and unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than a Global Security) will be made at the office or agency of the Trustee or, at the option of the Company, by the Company by way of cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or electronic funds wire or other transmission to an account of the person entitled to receive such payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Trust Indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions to be set forth in the Trust Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada, except Québec, that it will not distribute warrants that, according to their terms as described in the applicable prospectus supplement, are "novel" specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces of Canada where the warrants will be distributed.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by the Company with the securities regulatory authorities in the applicable Canadian offering jurisdictions and the United States after we have entered into it, and will be available electronically on SEDAR at www.sedar.com.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

In an offering of warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

• the designation and aggregate number of equity warrants;

• the price at which the equity warrants will be offered;

• the currency or currencies in which the equity warrants will be offered;

• the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

• the number of Common Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity warrant;

• the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

• whether we will issue fractional shares;

• whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

• the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

• the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

• whether the equity warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

• material U.S. and Canadian federal income tax consequences of owning the equity warrants;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the equity warrants; and

• any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

• the designation and aggregate number of debt warrants;

• the price at which the debt warrants will be offered;

• the currency or currencies in which the debt warrants will be offered;

• the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

• the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

• the principal amount and designation of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

• the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

• the minimum or maximum amount of debt warrants that may be exercised at any one time;

• whether the debt warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

• material U.S. and Canadian federal income tax consequences of owning the debt warrants;

• whether we have applied to list the debt warrants or the underlying debt securities on an exchange;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the debt warrants; and

• any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

Galiano may issue units, which may consist of one or more of Common Shares, warrants or any other security specified in the relevant prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each of the securities included in the unit. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

• the designation and aggregate number of units being offered;

• the price at which the units will be offered;

• the designation, number and terms of the securities comprising the units and any agreement governing the units;

• the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

• whether we will apply to list the units or any of the individual securities comprising the units on any exchange;

• material U.S. and Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and

• any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts separately or in combination with one or more other securities, which will entitle holders thereof to receive, upon satisfaction of certain release conditions (the "Release Conditions") and for no additional consideration, Common Shares, warrants, debt securities or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), the material terms of which will be described in the applicable prospectus supplement, each to be entered into between the Company and an escrow agent (the "Escrow Agent") that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the applicable securities regulatory authorities in Canada and the United States after it has been entered into it.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

• the designation and aggregate number of subscription receipts being offered;

• the price at which the subscription receipts will be offered;

• the designation, number and terms of the Common Shares, warrants and/or debt securities to be received by the holders of subscription receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

• the Release Conditions that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, warrants and/or debt securities;

• the procedures for the issuance and delivery of the Common Shares, warrants and/or debt securities to holders of subscription receipts upon satisfaction of the Release Conditions;

• whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, warrants and/or debt securities upon satisfaction of the Release Conditions;

• the identity of the Escrow Agent;

• the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

• the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, warrants and/or debt securities pending satisfaction of the Release Conditions;

• the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

• if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

• procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

• any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which such subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

• any entitlement of Galiano to purchase the subscription receipts in the open market by private agreement or otherwise;

• whether we will issue the subscription receipts as global securities and, if so, the identity of the depository for the global securities;

• whether we will issue the subscription receipts as unregistered bearer securities, as registered securities or both;

• provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, warrants or other Galiano securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

• whether we will apply to list the subscription receipts on any exchange;

• material U.S. and Canadian federal income tax consequences of owning the subscription receipts; and

• any other material terms or conditions of the subscription receipts.

Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipts. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipts upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipts under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipts under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, shareholders of Galiano. Holders of subscription receipts are entitled only to receive Common Shares, warrants and/or debt securities on exchange of their subscription receipts, plus any cash payments, if any, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and their pro rata share of interest earned or income generated thereon, if provided for in the Subscription Receipt Agreement, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares, warrants and or debt securities may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts without the consent of the holders of the subscription receipts to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holders of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of Common Shares, as applicable, at a future date or dates, and including by way of instalment.

The price per Common Share and the number of Common Shares, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, or debt obligations of third parties, including U.S. treasury securities or obligations of our subsidiaries, securing the holders' obligations to purchase the Common Shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require the Company to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of Galiano. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares, as applicable, and the nature and amount of those securities, or the method of determining those amounts; (ii) whether the share purchase contracts are to be prepaid or paid in instalments; (iii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iv) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares; (v) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (vi) the date or dates on which the sale or purchase must be made, if any; (vii) whether the share purchase contracts will be issued in fully registered or global form; (viii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (ix) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a stock exchange.

Original purchasers of share purchase contracts will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such share purchase contract. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

PLAN OF DISTRIBUTION

We may issue our securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (iii) in connection with acquisitions of assets or shares or another entity or company. The consideration for an acquisition of assets or shares of another entity or company may consist of any of the securities covered hereby separately, a combination of such securities, or any combination of, among other things, securities, cash or the assumption of liabilities.

Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

• the person offering the securities;

• the name or names of any underwriters, dealers or other placement agents;

• the number and the purchase price of, and form of consideration for, our securities;

• any proceeds to the Company from such sale; and

• any commissions, fees, discounts and other items constituting underwriters', dealers' or agents' compensation.

Our securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be ATM Distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to the Company.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

No underwriter or dealer involved in an ATM Distribution, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an ATM Distribution of our securities or effect any other transactions that are intended to stabilize the market price of our securities during an ATM Distribution. In connection with any offering of our securities other than in an ATM Distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder. The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the US dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, with respect to matters of United States law.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are KPMG LLP, Chartered Professional Accountants, Floor 11, 777 Dunsmuir St, Vancouver, BC V7Y 1K3. KPMG LLP has confirmed that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation, and that they are independent accountants with respect to the Company under all relevant U.S. professional and regulatory standards.

The transfer agent and registrar for the Company's Common Shares in Canada is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia and Toronto, Ontario.

AGENT FOR SERVICE OF PROCESS

Michael Price and Judith Mosely, each a director of the Company, and Greg Collins, Alan Eslake, Mario E. Rossi, Malcolm Titley and Benoni Owusu Ansah, each named as an expert herein, reside outside of Canada.

Each of the above individuals has appointed Blakes Vancouver Services Inc., c/o Blake, Cassels & Graydon LLP, located at Suite 2600, 595 Burrard Street, Vancouver, British Columbia, V7X 1L3, Canada as his or her agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any such person, even though they have each appointed an agent for service of process.

INTEREST OF EXPERTS

Richard Miller, Greg Collins, Eric Chen, Alan Eslake, Mario E. Rossi, Malcolm Titley and Benoni Owusu Ansah are the authors responsible for the preparation of the 2022 Technical Report. Additionally, Mr. Miller has prepared, supervised the preparation of or reviewed certain parts of this short form prospectus and the documents incorporated by reference herein that are of a scientific or technical nature.

To the knowledge of the Company, none of these experts, except Messrs. Miller, Chen and Eslake, held at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of the Company or one of the Company's associates or affiliates. As at the date hereof, Messrs. Miller, Chen and Eslake hold collectively 906,000 stock options of the Company issued to them in respect of their employment with the Company.

Other than Mr. Miller, Mr. Chen and Mr. Eslake, who are currently employed by Galiano or the JV, none of the aforementioned persons are currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company incorporated under the BCBCA. The majority of our directors and officers and the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and all of the Company's assets are, located outside the United States. As such, it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or "blue sky" laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

We will file with the SEC, concurrently with the registration statement of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we will appoint Puglisi & Associates as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of securities under this prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the "Act").

Under Section 160 of the Act, and subject to Section 163 of the act, an individual who:

  is or was a director or officer of the Registrant,

  is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, in most instances, the heirs and personal or other legal representatives of that individual (collectively, an "eligible party"), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an "eligible penalty") in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding ("eligible proceeding") to which the eligible party is or may be liable. Section 160 of the Act also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party in respect of the eligible proceeding.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, the Supreme Court of British Columbia may order the Registrant to indemnify the eligible party or to pay some or all of the eligible party’s expenses.

Under Section 165 of the Act, the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.

Under the articles of the Registrant, subject to the provisions of the Act, the Registrant must indemnify a director or former director of the Registrant and the heirs and legal personal representatives of all such persons against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant's articles. The failure of a director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant's articles.

Under the articles of the Registrant, the Registrant may purchase and maintain insurance for the benefit of any person or his or her heirs or legal personal representatives against any liability incurred by such party as a director, officer, employee or agent or person who holds or held an equivalent position.

Underwriters, dealers or agents who participate in a distribution of securities registered hereunder may be entitled under agreements to be entered into with the Registrant to indemnification by the Registrant against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "U.S. Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit No.	Description

4.1	Annual Information Form of the Registrant for the year ended December 31, 2021, dated as of March 29, 2022 (incorporated by reference from Exhibit 99.5 to the Registrant's Annual Report on Form 40-F filed with the Commission on March 30, 2022 (the "Form 40-F"))

4.2	Audited Consolidated Financial Statements of the Registrant for the years ended December 31, 2021 and 2020, and the notes thereto and the report of the independent registered public accounting firm thereon (incorporated by reference from Exhibit 99.6 to the Form 40-F)

4.3	Management's Discussion and Analysis of the Registrant for the years ended December 31, 2021 and 2020 (incorporated by reference from Exhibit 99.7 to the Form 40-F)

4.4	Condensed Consolidated Interim Financial Statements of the Registrant for the three and nine months ended September 30, 2022 and 2021 and the notes thereto (incorporated by reference from Exhibit 99.1 to the Registrant's Form 6-K furnished to the Commission on November 9, 2022)

4.5	Management's Discussion and Analysis of the Registrant for the three and nine months ended September 30, 2022 and 2021 (incorporated by reference from Exhibit 99.2 to the Registrant's Form 6-K furnished to the Commission on November 9, 2022)

4.6	Management Information Circular dated April 27, 2022 with respect to the Registrant's annual meeting of shareholders held on June 2, 2022 (incorporated by reference from Exhibit 99.2 to the Registrant's Form 6-K furnished to the Commission on May 4, 2022)

4.7	Material Change Report dated April 8, 2022, (incorporated by reference from Exhibit 99.1 to the Registrant's Form 6-K furnished to the Commission on April 11, 2022)

4.8	Material Change Report dated April 1, 2022

4.9	Material Change Report dated February 25, 2022

5.1	Consent of KPMG LLP

5.2	Consent of Blake, Cassels & Graydon LLP

5.3	Consent of Richard Miller

5.4	Consent of Greg Collins

5.5	Consent of Eric Chen

5.6	Consent of Alan Eslake

5.7	Consent of Mario E. Rossi

5.8	Consent of Malcolm Titley

5.9	Consent of Benoni Owusu Ansah

6.1	Powers of Attorney (included on the signature pages hereto)

7.1	Form of Trust Indenture (incorporated by reference from Exhibit 7.1 to the Registrant's Form F-10 filed with the Commission on December 29, 2017)

107	Filing Fee Table

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on the 21st day of December, 2022.

GALIANO GOLD INC.

By:	/s/ Matt Badylak
Name:	Matt Badylak
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Matt Badylak and Matt Freeman, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on the 21st day of December, 2022.

Signature	Title

/s/ Matt Badylak	President, Chief Executive Officer and Director
Matt Badylak

/s/ Matt Freeman	Executive Vice President and Chief Financial
Matt Freeman	Officer

/s/ Paul N. Wright	Chairman and Director
Paul N. Wright

/s/ Gordon J. Fretwell	Director
Gordon J. Fretwell

/s/ Judith Mosely	Director
Judith Mosely

/s/ Dawn Moss	Director
Dawn Moss

/s/ Michael Price	Director
Michael Price

/s/ Greg Martin	Director
Greg Martin

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on the 21st day of December, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director